EXHIBIT 10.22
                                                                   -------------




                                 DEED OF OFFICE
                                 LEASE AGREEMENT

                                [CAMPUS COMMONS]

     CAMPUS COMMONS, LLC, A DELAWARE LIMITED LIABILITY COMPANY, AS LANDLORD,

                                       AND

           W. QUINN ASSOCIATES INC., A VIRGINIA CORPORATION, AS TENANT



                               DATED: May 4, 1999

                              TABLE OF DEFINITIONS

TERM                                                                        PAGE

Additional Rent...............................................................7
Alterations..................................................................21
Basic Rent....................................................................6
Basic Terms...................................................................1
Building......................................................................4
Business days................................................................41
Certification.................................................................6
City..........................................................................4
Claims.......................................................................17
Commencement Date.............................................................4
Common Area..................................................................15
County........................................................................4
Effective Date................................................................1
Excess Operating Expenses....................................................10
Excess Property Taxes.........................................................9
Floor Plan....................................................................4
Force Majeure................................................................41
Hazardous Material(s)........................................................16
Hazardous Materials Law(s)...................................................16
Improvement Allowance.........................................................7
Improvements..................................................................4
Initial Term..................................................................4
Land..........................................................................4
Landlord.....................................................................38

Landlord Improvements.........................................................5
Laws.........................................................................15
Lease.........................................................................1
Lease Year....................................................................4
Maximum Rate of Interest......................................................8
Mortgage.....................................................................35
Net Rent.....................................................................33
Operating Expenses............................................................9
Permitted Encumbrances.......................................................15
Premises......................................................................4
Prime.........................................................................8
Property......................................................................4
Property Taxes................................................................8
Re-entry Costs...............................................................33
Rent..........................................................................8
Rent Commencement Date........................................................5
State.........................................................................4
Structural Alterations.......................................................21
Tenant Improvements...........................................................5
Tenants Prorata Share of Excess
  Operating Expenses.........................................................10
Term..........................................................................4
Transfer.....................................................................30
Warranty Terms................................................................5
Work Letter...................................................................4

                                TABLE OF CONTENTS


Basic Terms...................................................................1

ARTICLE 1 LEASE OF PREMISES AND LEASE TERM....................................4
---------
     1.1       Premises.......................................................4
     1.2       Term, Delivery and Commencement................................4
     1.3       Completion of Landlord Improvements............................5
     1.4       Effect of Occupancy............................................5

ARTICLE 2 RENTAL AND OTHER PAYMENTS...........................................6
---------
     2.1       Basic Rent.....................................................6
     2.2       Additional Rent................................................7
     2.3       Improvement Allowance..........................................7
     2.4       Delinquent Rental Payments.....................................7
     2.5       Independent Obligations........................................8

ARTICLE 3 PROPERTY TAXES AND OPERATING EXPENSES - DEFINITIONS.................8
---------
     3.1       Property Taxes.................................................8
     3.2       Excess Property Taxes..........................................8
     3.3       Tenant's Prorata Share of Excess Property Taxes................9
     3.4       Operating Expenses.............................................9
     3.5       Excess Operating Expenses.....................................10
     3.6       Tenant's Prorata Share of Excess Operating Expenses...........10

ARTICLE 4 PROPERTY TAXES AND OPERATING EXPENSES - PAYMENT....................11
---------
     4.1       Payment of Property Taxes and Operating Expenses..............11
     4.2       Estimation of Tenant's Prorata Share of Excess Property
                Taxes and Tenant's Prorata Share of Excess Operating
                Expenses.....................................................11
     4.3       Payment of Estimated Prorata Share of Excess Property Taxes
                and Estimated Prorata Share of Excess Operating Expenses.....11
     4.4       Re-Estimation of Tenant's Prorata Share of Excess Property
                Taxes and Tenant's Prorata Share of Excess Operating
                Expenses.....................................................11
     4.5       Confirmation of Tenant's Prorata Share of Excess Property
                Taxes and Tenant's Prorata Share of Excess Operating
                Expenses.....................................................12
     4.6       Tenant Inspection and Audit Rights............................12
     4.7       Annual Amendment to Definition of Tenant's Prorata Share
                of Excess Property Taxes and Tenant's Prorata Share of
                Excess Operating Expenses....................................13
     4.8       Personal Property Taxes.......................................13
     4.9       Landlord's Right to Contest Property Taxes....................13
     4.10      Adjustment for Variable Operating Expenses....................13

ARTICLE 5 USE................................................................14
---------
     5.1       Permitted Use.................................................14
     5.2       Acceptance of Premises........................................14
     5.3       Increased Insurance...........................................14
     5.4       Laws, Rules and Regulations...................................15
     5.5       Common Areas..................................................15
     5.6       Americans with Disabilities Act...............................15

ARTICLE 6 HAZARDOUS MATERIALS................................................16
---------
      6.1       Definitions.  ...............................................16
      6.1.1     Hazardous Material(s)........................................16
      6.1.2     Hazardous Materials Law(s)...................................16
      6.2       Compliance with Hazardous Materials Laws.....................16
      6.3       Notice of Actions.  .........................................17
      6.4       Disclosure and Warning Obligations...........................17
      6.5       Indemnification..............................................17

ARTICLE 7 SERVICES...........................................................18
---------
     7.1       Landlord's Obligations........................................18
     7.1.1     Janitorial Service............................................18
     7.1.2     Electrical Energy.............................................18
     7.1.3     Heating and Air Conditioning..................................18
     7.1.4     Water.........................................................19
     7.1.5     Passenger Elevator Service....................................19
     7.1.6     Common Area...................................................19
     7.1.7     Access........................................................19
     7.2       Tenant's Obligations..........................................19
     7.3       Other Provisions Relating to Services.........................19
     7.4       Effects on Utilities..........................................20

ARTICLE 8 MAINTENANCE AND REPAIR.............................................20
---------
     8.1       Landlord's Obligations........................................20
     8.2       Tenant's Obligations..........................................20
     8.3       Tenant's Waiver of Claims Against Landlord....................21

ARTICLE 9 CHANGES AND ALTERATIONS............................................21
---------
     9.1       Landlord Approval.............................................21
     9.2       Tenant Responsibility for Cost and Insurance..................22
     9.3       Construction Obligations and Ownership........................22
     9.4       Liens.........................................................22
     9.5       Indemnification...............................................22

ARTICLE 10 RIGHTS RESERVED BY LANDLORD.......................................23
----------
     10.1      Landlord's Entry..............................................23
     10.2      Landlord's Cure...............................................23

ARTICLE 11 INSURANCE.........................................................24
----------
     11.1      Landlord's Casualty Insurance Obligations.....................24
     11.2      Tenant's Casualty Insurance Obligations.......................24
     11.3      Landlord's Liability Insurance Obligations....................25
     11.4      Tenant's Liability Insurance Obligations......................25
     11.5      Tenant's Miscellaneous Insurance Obligations..................25
     11.6      Tenant's Indemnification of Landlord..........................26
     11.7      Tenant's Waiver...............................................26
     11.8      Landlord's Deductible.........................................26
     11.9      Tenant's Property.............................................26
     11.10     Intentionally deleted.  ......................................27
     11.11     Tenant's Failure to Insure....................................27
     11.12     Landlord's Indemnification of Tenant..........................27

ARTICLE 12 DAMAGE OR DESTRUCTION.............................................27
----------
     12.1      Tenantable Within 180 Days....................................27
     12.2      Not Tenantable Within 180 Days................................28
     12.3      Property Substantially Damaged................................28
     12.4      Uninsured Casualty............................................28
     12.5      Deductible Payments.  ........................................28
     12.6      Landlord's Repair Obligations.................................28
     12.7      Rent Apportionment............................................29

ARTICLE 13 EMINENT DOMAIN....................................................29
----------
     13.1      Termination of Lease..........................................29
     13.2      Landlord's Repair Obligations.................................29
     13.3      Tenant's Participation........................................30

ARTICLE 14 ASSIGNMENT AND SUBLETTING.........................................30
----------
     14.1      Restriction on Transfers......................................30
     14.2      Procedure.....................................................30

ARTICLE 15 DEFAULTS; REMEDIES................................................32
----------
     15.1      Events of Default.............................................32
     15.1.1    Failure to Pay Basic Rent.....................................32
     15.1.2    Failure to Pay Additional Rent................................32
     15.1.3    Failure to Perform............................................32
     15.1.4    Other Defaults................................................32
     15.2      Remedies......................................................33
     15.2.1    Termination of Tenant's Right to Possession of the Premises...33
     15.2.2    Right of Re-Entry and Reletting...............................33
     15.2.3    Termination of Lease..........................................33
     15.3      Costs.  ......................................................34
     15.4      No Waiver.....................................................34
     15.5      Waiver by Tenant..............................................35

ARTICLE 16 PROTECTION OF CREDITORS...........................................35
----------
     16.1      Subordination.................................................35
     16.2      Attornment....................................................35
     16.3      Estoppel Certificates.........................................36
     16.3.1    Contents......................................................36
     16.3.2    Failure to Deliver............................................36
     16.4      Mortgagee Protection Clause...................................36

ARTICLE 17 TERMINATION OF LEASE..............................................37
----------
     17.1      Surrender of Premises.........................................37
     17.2      Holding Over..................................................37

ARTICLE 18 MISCELLANEOUS PROVISIONS..........................................38
----------
     18.1      Notices.......................................................38
     18.2      Landlord's Continuing Obligations.............................38
     18.3      Successors....................................................38
     18.4      Captions and Interpretation...................................38
     18.5      Relationship of Parties.......................................39
     18.6      Entire Agreement..............................................39
     18.7      Severability..................................................39
     18.8      Landlord's Limited Liability..................................39
     18.9      Survival......................................................39
     18.10     Attorneys' Fees.  ............................................39

     18.11     Broker........................................................40
     18.12     Governing Law.................................................40
     18.13     Time is of the Essence........................................40
     18.14     Joint and Several Liability...................................40
     18.15     Intentionally deleted. .......................................40
     18.16     Delivery of Tenant Organization Documents.....................40
     18.17     Provisions are Covenants and Conditions.......................41
     18.18     Business Days.................................................41
     18.19     Force Majeure.................................................41
     18.20     Submission of Lease...........................................41
     18.21     Parking.......................................................41
     18.22     Signage.......................................................42
     18.23     Security Deposit..............................................42

EXHIBIT "A" LEGAL DESCRIPTION OF LAND[To Be Attached]
-----------
EXHIBIT "B" FLOOR PLAN[To Be Attached]........................................i
-----------


EXHIBIT "A" LEGAL DESCRIPTION OF LAND
[To Be Attached]
EXHIBIT "B" FLOOR PLAN[To Be Attached]EXHIBIT A
EXHIBIT B
EXHIBIT C
EXHIBIT D
EXHIBIT E

RIDER NO. 1

                             OFFICE LEASE AGREEMENT

           This Deed of Office Lease Agreement (the "LEASE") is made and entered into as of May 4, 1999 ("EFFECTIVE DATE"), by and between Campus Commons, LLC, a Delaware limited liability company, as Landlord, and W. Quinn Associates Inc., a Virginia corporation, as Tenant.

I.         Basic Terms


           The following terms ("Basic Terms") are hereby incorporated into and made a part of this Lease. Each reference in this Lease to the Basic Terms shall mean the information set forth below and shall be construed to incorporate all of the terms provided under the particular section in this Lease pertaining to such information. In the event of a conflict between the Basic Terms and the particular section in this Lease, the particular section shall prevail.

1.         LANDLORD:                  Campus Commons, LLC, a Delaware
                                      limited liability company

2.         ADDRESS OF LANDLORD
           FOR PAYMENT OF RENT:       Opus East, LLC
                                      6707 Democracy Boulevard, Suite 510
                                      Bethesda, Maryland 20817

3.         ADDRESS OF LANDLORD
           FOR NOTICES:               Opus East, LLC
                                      6707 Democracy Boulevard, Suite 510
                                      Bethesda, Maryland 20817
                                      Attn: Vice President

           With a copy to:            Opus Corporation
                                      10350 Bren Road West
                                      Minnetonka, MN 55343
                                      Attn: Dan F. Nicol, Esq.

           With another copy to:      Hazel & Thomas, P.C.
                                      3110 Fairview Park Drive, Suite 1400
                                      Falls Church, Virginia 22042
                                      Attn: Donna P. Shafer

4.         TENANT:                    W. Quinn Associates Inc., a Virginia
                                      corporation

5.         ADDRESS OF TENANT
           FOR NOTICES:               Before occupancy: W. Quinn Associates
                                      1835 Alexander Bell Drive
                                      Suite 330
                                      Reston, VA  22091
                                      Attn: President

                                      After  occupancy:  W. Quinn Associates
                                      1881 Campus Commons Drive, Suite 105
                                      Reston, VA  22091
                                      Attn: President

           With a copy to:            [TENANT TO PROVIDE THIS INFORMATION]

6.         PREMISES:                  Approximately 13,722 of rentable square
                                      feet located on the first floor of the
                                      Building known as Suite 105, situated on the parcel of land in the Town of Reston, County of Fairfax, State of Virginia described on Exhibit "A," together with the Improvements. The Premises is designated within the Building on Exhibit
                                      "B". (See Section 1.1).

7.         LANDLORD IMPROVEMENTS:     The Improvements to be constructed by
                                      Landlord as described in the Work Letter.
                                      (See Section 1.3)

8.         TENANT IMPROVEMENTS:       All Improvements other than the Landlord
                                      Improvements (See Section 1.3)

9.         LEASE TERM:                Initial Lease Term: Ten (10) years from
                                      the Commencement Date. (See Section 1.2)

10.        BASIC RENT:                Basic Rent shall be $384,216.00 per annum
                                      ($32,018.00 per month based on $28.00 per rentable square foot), subject to annual increases as hereinafter set forth. The
                                      Basic Rent is further subject to the
                                      provisions of Section 2.1 of this Lease.

11.        TENANT INSURANCE:          Hazard: (At option of Tenant, see Section
                                      11.2) Full replacement value on all tenant furniture, fixtures, personal property and equipment. Liability: (See Section 11.4)

12.        SECURITY DEPOSIT
           OR GUARANTY:               One month's Basic Rent

13.        BROKERS:                   Julien J. Studley, Inc. and CB Richard
                                      Ellis, Inc.

14.        EXHIBITS:                  The following exhibits and riders are
                                      attached hereto and incorporated into this
                                      Lease:

                                      Exhibit "A"  Legal Description of Land
                                      Exhibit "B"  Floor Plan
                                      Exhibit "C"  Laws Promulgated By Landlord
                                      Exhibit "D"  Work Letter
                                      Exhibit "E"  Subordination, Nondisturbance
                                                   and Attornment Agreement
                                      Rider No. 1  Renewal Option

                                    ARTICLE 1
                        LEASE OF PREMISES AND LEASE TERM

           1.1.......PREMISES.

           Landlord, for and in consideration of the rents, covenants and agreements hereinafter set forth, hereby leases and demises to Tenant and Tenant hereby leases and rents from Landlord, upon and subject to the terms, covenants and conditions hereinafter set forth, certain space situated within the office building ("BUILDING") to be constructed on that certain parcel of land situated in the Town of Reston ("CITY"), County of Fairfax ("COUNTY"), State of Virginia ("STATE") legally described on EXHIBIT "A" attached hereto and incorporated herein ("LAND") and shown and designated on the floor plan ("FLOOR PLAN") attached hereto as EXHIBIT "B" and incorporated herein ("PREMISES"). The Land and Building are sometimes referred to herein collectively as the "PROPERTY." The Premises shall contain approximately Thirteen Thousand Seven Hundred Twenty Two (13,722) rentable square feet.

           The Premises will be improved with those certain improvements ("IMPROVEMENTS") described in that certain work letter dated of even date herewith attached hereto as Exhibit "D" ("WORK LETTER"). In the event of a conflict between the Work Letter and this Lease, this Lease shall prevail.

           Landlord and Tenant acknowledge that the size and configuration of the Floor Plan for the Premises may change during the process of preparing the Improvement Plans (as described in the Work Letter) for the Premises. Upon approval of the Improvement Plans, Landlord and Tenant shall substitute the final Floor Plan designating the Premises for the Floor Plan attached hereto as Exhibit "B".

           1.2.......TERM, DELIVERY AND COMMENCEMENT.

           Subject to the provisions for Force Majeure contained in Section 18.19, the initial term of this Lease ("INITIAL TERM") shall commence on the earlier of (a) the date of Substantial Completion (as defined in the Work Letter) of the Landlord Improvements (as defined in Section 1.3), or (b) the date the Landlord Improvements would have been substantially completed in accordance with the definition of Substantial Completion contained in the Work Letter but for Tenant Delays (as defined in the Work Letter) ("COMMENCEMENT DATE"). The Initial Term shall end on the last day of the calendar month in which the tenth (10th) anniversary of the Commencement Date occurs. Any reference to the "TERM" of this Lease or similar reference shall be a reference to the Initial Term. Any reference to "LEASE YEAR" shall refer to each consecutive twelve (12) month period during the Term commencing on the Commencement Date. However, if the Commencement Date occurs on a day which is not the first day of the calendar month, then the first Lease Year shall be for a period beginning on the Commencement Date and ending on the last day of the calendar month in which the Commencement Date occurs plus the following twelve
(12) consecutive full calendar months.

           Tenant shall, within five (5) days of written request from Landlord, execute an acknowledgment of the Commencement Date. However, the failure of Tenant to execute such acknowledgment shall not affect any obligation of Tenant hereunder or the determination of Substantial Completion as set forth in the Work Letter. If Tenant fails to execute and deliver such acknowledgment in the form proposed by Landlord, Landlord and any prospective purchaser or encumbrancer may conclusively presume and rely upon the following facts: (i) that the Premises are in acceptable condition and were delivered in compliance with all of the requirements of the Work Letter and (ii) the Commencement Date is the date specified in the Landlord's acknowledgment.

           Beginning on the Effective Date, Tenant may enter the Premises for purposes of installation of Tenant's furniture, fixtures and equipment. Tenant's early entry shall be at Tenant's sole risk excepting only Landlord's gross negligence or willful misconduct, and shall be subject to all of the terms and conditions of this Lease other than the obligation to pay Basic Rent (as defined in Section 2.1) and Additional Rent (as defined in Section 2.2), and in no event shall such early entry interfere with Landlord's work in the Premises or the remainder of the Building.

           Tenant shall commence to pay Basic Rent and Additional Rent on the Commencement Date or such sooner date as Tenant commences business operations in the Premises ("RENT COMMENCEMENT DATE").

           1.3.......COMPLETION OF LANDLORD IMPROVEMENTS.

           Landlord shall use commercially reasonable efforts to complete that portion of the Improvements identified as Landlord's responsibility in the Work Letter ("LANDLORD IMPROVEMENTS") in accordance with the terms and conditions of the Work Letter. The cost of completing the Landlord Improvements shall be paid by Landlord pursuant to the Work Letter and Section 2.3 of this Lease. Landlord shall not complete or pay for any work or services related to Improvements other than the Landlord Improvements, such work and services defined herein as "TENANT IMPROVEMENTS."

           1.4.......EFFECT OF OCCUPANCY.

           Subject to the construction warranty and punch list provisions of the Work Letter ("WARRANTY TERMS"), occupancy of the Premises by Tenant shall conclusively establish that Landlord completed the Landlord Improvements as required by this Lease. The Warranty Terms of the Work Letter are intended to provide Tenant with its sole and exclusive remedy for incomplete or defective construction of the Landlord Improvements. The failure of Tenant to comply with the Warranty Terms of the Work Letter shall constitute a waiver by Tenant of any and all rights, benefits, claims or warranties which may be available to Tenant in connection with completion of the Landlord Improvements under the Work Letter, at law or in equity.

                                    ARTICLE 2
                            RENTAL AND OTHER PAYMENTS

           2.1.......BASIC RENT.

           Tenant covenants to pay Landlord in advance on the first day of each and every calendar month during the Term, at the address of Landlord specified at Item 2 of the Basic Terms, or at such other place as Landlord may from time to time designate in writing, the rental specified at Item 10 of the Basic Terms ("BASIC RENT"). In the event the Commencement Date is not the first day of a calendar month and there are less than fifteen (15) days remaining in such month, Tenant shall pay to Landlord the Basic Rent for such partial month and the next succeeding month on or before the Commencement Date. In the event the Commencement Date is not the first day of a calendar month and there are more than fifteen (15) days remaining in such month, Tenant shall pay to Landlord only the Basic Rent for such partial month on or before the Commencement Date. Basic Rent for any partial month shall be prorated on the basis of the number of days within such calendar month and Basic Rent shall only be due for the days falling within the Term.

           If requested by Tenant in writing within thirty (30) days after the Commencement Date, Landlord shall deliver to Tenant a certificate from Landlord's architect certifying to the rentable square footage of the Premises and the total rentable square footage of the Building, as reasonably determined in accordance with the standard of the Building Owners and Managers Association Standard Method for Measuring Floor Area in Office Buildings, (American National Standard Z65.1--1996, approved 6/7/96) as interpreted and construed in accordance with the custom and practice of the area where the Premises is located ("CERTIFICATION"). In the event the rentable square footage of the Premises calculated by Landlord's architect is different than the rentable square footage specified in Section 1.1, then Basic Rent, Tenant's Prorata Share (as hereinafter defined), and other items tied to the square footage of the Premises shall be adjusted accordingly.

           All payments of Basic Rent shall be payable without previous demand therefor.

           On the first (1st) anniversary of the Commencement Date, and on each anniversary thereafter during the Term (each of such dates being hereinafter referred to as an "Adjustment Date"), the monthly Basic Rent payable shall be increased by an amount equal to the product of (i) the monthly Basic Rent in effect during the month immediately prior to the Adjustment Date then at hand (disregarding any rental abatement then in effect), and (ii) two and one half percent (2.5%). The monthly Basic Rent, as adjusted, shall be due and payable as of such Adjustment Date and on the first (1st) day of each month thereafter until the next Adjustment Date or the end of the Term of this Lease, whichever is applicable. Notwithstanding the foregoing, if the Commencement Date occurs after the 15th day of the month, Basic Rent adjustments shall be made as of the first day of the month following the month in which each anniversary of the Commencement Date occurs.

           2.2.......ADDITIONAL RENT.

           All charges payable by Tenant other than Basic Rent, however denoted, shall be deemed "Additional Rent." Unless this Lease provides otherwise, all Additional Rent shall be paid with the next installment of Basic Rent falling due. Additional Rent for any partial month shall be prorated on the basis of the number of days within such calendar month and paid only for the number of days falling within the Term. All payments of Additional Rent that are paid pursuant to an estimation provided by Landlord to Tenant shall be payable without further demand therefor.

           2.3.......IMPROVEMENT ALLOWANCE.

           Included within Basic Rent is an allowance of Thirty and No/100 Dollars ($30.00) per rentable square foot within the Premises ("IMPROVEMENT ALLOWANCE"). The Improvement Allowance shall be used by Landlord to complete the Landlord Improvements and shall not be used to pay for any of the Tenant Improvements. Any Improvement Costs (as defined in the Work Letter) in excess of the Improvement Allowance shall be paid by Tenant to Landlord within thirty (30) days of the Commencement Date. Within thirty (30) days of the Commencement Date, Tenant shall also pay, as Additional Rent, all lost rent and other costs incurred by Landlord resulting solely from Tenant Delays (as defined in the Work Letter).

           Tenant may use a portion of the Improvement Allowance not to exceed $2.00 times the number of rentable square feet within the Premises for payment of Tenant's Relocation Expenses (as hereinafter defined). Provided Tenant submits invoices and, to the extent requested by Landlord, executed lien waivers for the relocation work within sixty (60) days of the Commencement Date, Landlord shall make reimbursement in accordance with this Section 2.3 within thirty (30) days of receipt of the invoices and lien waivers. At Tenant's election, Landlord may disburse the funds directly to the service providers, however, in no event shall Landlord's payment be construed as a representation that the applicable work has been performed in accordance with this Lease or applicable Laws. As used herein, the term "Relocation Expenses" shall mean and refer to the reasonable and customary third party costs and expenses incurred and paid by Tenant for (i) cabling or wiring of data processing and telecommunications equipment purchase and installation thereof (but specifically excluding the acquisition of individual personal computers, copy machines, facsimile machines and similar pieces of office equipment), (ii) fees of a third party relocation manager, (iii) relocation of Tenant's card key security system for the suite entry doors, and (iv) relocating and moving Tenant's business to the Premises.

           This Improvement Allowance shall be personal to Tenant, and shall not apply during any renewal terms or to any expansion space.

           2.4.......DELINQUENT RENTAL PAYMENTS.

           Any installment of Basic Rent, Additional Rent or any other charge payable by Tenant under the provisions hereof and not paid within ten (10) days of when due shall bear interest at Prime, as hereafter defined, plus three percent (3%) per annum, not to exceed the maximum interest rate permitted by law ("MAXIMUM RATE OF INTEREST") from the date when the same is due hereunder through the date the same is paid; provided, however, Landlord shall give Tenant notice that such interest is due and payable within six (6) months of the date on which same begins accruing. For purposes of this Lease, the term "PRIME" shall mean the rate announced from time to time by the WALL STREET JOURNAL as its prime or reference rate. If the WALL STREET JOURNAL shall cease to announce its prime or reference rate, then Landlord shall select the rate of another nationally recognized financial institution to be substituted therefor. The right to require payment of interest shall be in addition to all of Landlord's rights and remedies hereunder, at law or in equity.

           2.5.......INDEPENDENT OBLIGATIONS.

           Any term or provision of this Lease to the contrary notwithstanding, the covenants and obligations of Tenant to pay Basic Rent and Additional Rent hereunder shall be independent from any obligations, warranties or representations of Landlord hereunder. Except as specifically set forth in this Lease, all payments of Basic Rent and Additional Rent shall be payable without any right of set off, deduction or recoupment whatsoever. Basic Rent and Additional Rent are sometimes collectively referred to herein as "Rent" or "RENT."

                                    ARTICLE 3
              PROPERTY TAXES AND OPERATING EXPENSES - DEFINITIONS

           3.1.......PROPERTY TAXES.

           "PROPERTY TAXES" shall mean any general real property tax, improvement tax, assessment, special assessment, reassessment, commercial rental tax, in lieu tax, levy, charge, penalty or similar imposition whatsoever imposed by any authority having the direct or indirect power to tax, including but not limited to, (a) any city, county, state or federal entity, (b) any school, agricultural, lighting, drainage or other improvement or special assessment district, (c) any agency, or (d) any private entity having the authority to assess the Property pursuant to the Permitted Encumbrances. Property Taxes shall include (i) all charges or burdens of whatsoever kind and nature incurred in the use, occupancy, ownership, operation, leasing or possession of the Property, without particularizing by any known name and whether any of the foregoing be general, special, ordinary, extraordinary, foreseen or unforeseen, (ii) any tax or charge for fire protection, street lighting, streets, sidewalks, road maintenance, refuse, sewer, water or other services provided to the Property, and (iii) all costs and expenses, including reasonable attorneys' fees, incurred in connection with any appeal or contest of Property Taxes by Landlord pursuant to Section 4.6 below. However, Property Taxes shall not include Landlord's state or federal income, franchise, estate or inheritance taxes. In the event Landlord is entitled to pay any of the above listed assessments or charges in installments over a period of two or more calendar years, then only the minimum installment of such assessments or charges shall be included within Property Taxes for such calendar year.

           3.2.......EXCESS PROPERTY TAXES.

           "EXCESS PROPERTY TAXES" shall mean the amount of Property Taxes due and payable during any calendar year of the Term in excess of $1.70 times 244,627 rentable square feet in the Building.

           3.3.......TENANT'S PRORATA SHARE OF EXCESS PROPERTY TAXES.

           "TENANT'S PRORATA SHARE OF EXCESS PROPERTY TAXES" shall mean 5.61% (based upon a fraction, the numerator of which is the number of rentable square feet in the Premises and the denominator of which is the number of rentable square feet in the Building) of the Excess Property Taxes for the applicable calendar year.

           3.4.......OPERATING EXPENSES.

           "OPERATING EXPENSES" shall mean all expenses incurred with respect to the maintenance and operation of the Property as determined by Landlord's accountant in accordance with generally accepted accounting principles consistently followed, including, but not limited to the following: insurance premiums; maintenance and repair costs; steam, electricity, water, sewer, gas and other utility charges; fuel; lighting; window washing; janitorial services; trash and rubbish removal; wages payable to employees of Landlord whose duties are connected with the operation or maintenance of the Property (but only for the portion of time allocable to work related to the Property), together with all payroll taxes, unemployment insurance, vacation allowances and disability, pension, profit sharing, hospitalization, retirement and other so-called fringe benefits paid in connection with such employees; amounts paid to contractors or subcontractors for work or services performed in connection with the operation and maintenance of the Property; all costs of uniforms, supplies and materials used in connection with the operation and maintenance of the Property; any expense imposed upon Landlord, its contractors or subcontractors pursuant to law or pursuant to any collective bargaining agreement covering such employees; all services, supplies, repairs, replacements or other expenses for maintaining and operating the Property; reasonable management fees; and such other expenses as may be ordinarily incurred in the operation and maintenance of an office complex similar to the Property.

           The term "Operating Expenses" shall not include (1) the cost of any capital improvement to the Property other than replacements required for normal maintenance and repair; (2) the cost of repairs, restoration or other work occasioned by fire, windstorm or other insured casualty, except for the amount of any deductible under any insurance policy; (3) expenses incurred in leasing or procuring tenants; leasing commissions; (4) advertising expenses; (5) expenses for renovating space for new tenants; (6) legal expenses incident to enforcement by Landlord of any lease; (7) interest or principal payments on any mortgage or other indebtedness of Landlord; (8) depreciation allowance or expense; (9) painting or decoration other than in common or public areas of the Building; (10) any tenant work performed or alteration of space leased to Tenant or other tenants or occupants of the Building, whether such work or alteration is performed for the initial occupancy by such tenant or occupant or thereafter;
(11) any cash or other consideration paid by Landlord on account of, with respect to or in lieu of the tenant work or alterations described above; (12) repairs arising from defects in the initial construction of the Building; (13) repairs necessitated by the negligence of Landlord or required to cure violations of laws in effect on the Commencement Date; (14) interest and amortization of indebtedness or any costs of financing or refinancing, depreciation or ground rent; (15) compensation paid to general partners, officers or executives of Landlord (other than the management fee referred to above); (16) the cost of performing additional services (including operation of the Building beyond the days and hours specified in Section 7.1.3 and start-up time related thereto) or installations to or for tenants to the extent that such service exceeds that provided by Landlord to Tenant without charge hereunder; (17) "takeover expenses" (i.e., expenses incurred by Landlord with respect to space located in another building of any kind or nature in connection with the leasing of space in the Building); (18) any amounts payable by Landlord which constitute a fine, interest or penalty; or (19) any cost representing an amount paid for services or materials to a person, firm or entity related to Landlord or any general partner of Landlord to the extent such amount exceeds the amount that would be paid for such services or materials at the then-existing market rates to an unrelated person, firm or corporation.

           Notwithstanding the foregoing, in the event Landlord installs equipment in, or makes improvements or alterations to, the Property which are for the purpose of reducing energy, maintenance or other costs, or which are required under any governmental laws, regulations or ordinances which were not required on the Commencement Date, Landlord may include in Operating Expenses reasonable charges for interest paid on such investment and reasonable charges for depreciation of the same so as to amortize such investment, improvement or alteration over the reasonable life of such equipment in accordance with generally accepted accounting principles. Operating Expenses shall also be deemed to include expenses incurred by Landlord in connection with city sidewalks adjacent to the Property, any pedestrian walkway system (either above or below ground) and any other public facility to which Landlord or the Property is from time to time subject in connection with operation of the Property.

           3.5.......EXCESS OPERATING EXPENSES.

           "EXCESS OPERATING EXPENSES" shall mean the amount of Operating Expenses for the Property due and payable during any calendar year of the Term in excess of the actual Operating Expenses for the Property incurred for calendar year 1999.

           3.6.......TENANT'S PRORATA SHARE OF EXCESS OPERATING EXPENSES.

           "TENANT'S PRORATA SHARE OF EXCESS OPERATING EXPENSES" shall mean 5.61% (based upon a fraction, the numerator of which is the number of rentable square feet in the Premises and the denominator of which is the number of rentable square feet in the Building) of the Excess Operating Expenses for the applicable calendar year; provided, however, the aforesaid percentage is subject to adjustment based on the measurements of the Premises and the Building made by Landlord's architect. Notwithstanding the foregoing, Tenant shall not be obligated to pay Tenant's Prorata Share of Excess Operating Expenses for the first Lease Year.

                                    ARTICLE 4
                 PROPERTY TAXES AND OPERATING EXPENSES - PAYMENT

           4.1.......PAYMENT OF PROPERTY TAXES AND OPERATING EXPENSES.

           Tenant covenants and agrees to pay during the Term, as Additional Rent, Tenant's Prorata Share of Excess Property Taxes and Tenant's Prorata Share of Excess Operating Expenses, which are due and payable during each calendar year of the Term, except as otherwise provided in Article 3 above. Tenant's Prorata Share of Excess Property Taxes and Tenant's Prorata Share of Excess Operating Expenses due and payable during the calendar year in which the Lease terminates shall be prorated as of the termination date based upon the number of days of the Term falling within said calendar year divided by three hundred sixty-five (365) days.

           4.2.......ESTIMATION OF TENANT'S PRORATA SHARE OF EXCESS PROPERTY
TAXES AND TENANT'S PRORATA SHARE OF EXCESS OPERATING EXPENSES.

           On or before December 15 of each calendar year (or as soon thereafter as is reasonably practicable), Landlord shall estimate for the following calendar year of the Term (a) Excess Property Taxes, (b) Tenant's Prorata Share of Excess Property Taxes, (c) Excess Operating Expenses, (d) Tenant's Prorata Share of Excess Operating Expenses and (e) the annual and monthly Additional Rent attributable to Tenant's Prorata Share of Excess Property Taxes and Tenant's Prorata Share of Excess Operating Expenses. Said estimates shall be in writing, shall include reasonable details for Landlord's estimates, and shall be delivered to Tenant at the addresses specified in the Basic Terms.

           4.3.......PAYMENT OF ESTIMATED PRORATA SHARE OF EXCESS PROPERTY TAXES
AND ESTIMATED PRORATA SHARE OF EXCESS OPERATING EXPENSES.

           Tenant shall pay, as Additional Rent, the estimated amount of Tenant's Prorata Share of Excess Property Taxes and Tenant's Prorata Share of Excess Operating Expenses for each calendar year of the Term in equal monthly installments, in advance, on the first day of each month during such calendar year. In the event that said estimates are delivered to Tenant after the first day of January of the applicable calendar year, said estimated amount shall be payable as Additional Rent in equal monthly installments, in advance, on the first day of each month over the balance of such calendar year, with the number of installments being equal to the number of full calendar months remaining in such calendar year.

           4.4.......RE-ESTIMATION OF TENANT'S PRORATA SHARE OF EXCESS PROPERTY
TAXES AND TENANT'S PRORATA SHARE OF EXCESS OPERATING EXPENSES.

           From time to time during any calendar year of the Term, but in no event more frequently than twice in any calendar year, Landlord may re-estimate the amount of Excess Property Taxes, Tenant's Prorata Share of Excess Property Taxes, Excess Operating Expenses and Tenant's Prorata Share of Excess Operating Expenses. In such event, Landlord shall also re-estimate the monthly Additional Rent attributable to Tenant's Prorata Share of Excess Property Taxes and Tenant's Prorata Share of Excess Operating Expenses for such calendar year in an amount sufficient to pay the re-estimated monthly amount over the balance of such calendar year after giving credit for payments made by Tenant on the previous estimate. Such re-estimate shall be delivered to Tenant in writing in the manner specified in Section 4.2. Tenant shall pay said re-estimated amount, in advance, on the first day of each month remaining in such calendar year.

           4.5.......CONFIRMATION OF TENANT'S PRORATA SHARE OF EXCESS PROPERTY
TAXES AND TENANT'S PRORATA SHARE OF EXCESS OPERATING EXPENSES.

           On or before April 1 of each calendar year of the Term (or as soon thereafter as is reasonably practicable), Landlord shall cause its accountants to determine the actual amount of Excess Property Taxes, Tenant's Prorata Share of Excess Property Taxes, Excess Operating Expenses and Tenant's Prorata Share of Excess Operating Expenses for such expired calendar year and deliver a written certification of the amount thereof to Tenant. If for any calendar year Tenant paid less than the amounts specified in said certification, Tenant shall pay the unpaid portion of the same within thirty (30) days after receipt of such certification. If for any calendar year Tenant paid more than the amounts specified in said certification, Landlord shall, at Tenant's option, either (a) refund such excess to Tenant within thirty (30) days of receipt of Tenant's written request therefor, or (b) credit such excess against the next due monthly installment or installments of estimated Additional Rent for the then existing calendar year.

           4.6.......TENANT INSPECTION AND AUDIT RIGHTS.

           In the event Tenant disputes Landlord's determination of the actual amount of Excess Property Taxes, Tenant's Prorata Share of Excess Property Taxes, Excess Operating Expenses or Tenant's Prorata Share of Excess Operating Expenses for any calendar year, and Tenant delivers written notice of such dispute to Landlord within eight (8) months of delivery of the certification of such amounts by Landlord pursuant to Section 4.5, Tenant shall have the right, at its sole cost and expense, upon prior written notice and during regular business hours at times reasonably acceptable to Landlord, to conduct an audit by a certified public accountant reasonably acceptable to Landlord (retained on a non-contingency basis) of Landlord's records relating to said amounts. In the event such audit shows that the amounts charged to Tenant for either

Tenant's Prorata Share of Excess Property Taxes or Tenant's Prorata Share of Excess Operating Expenses for the applicable calendar year was greater than the amount required under this Article 4, Landlord shall immediately refund the excess to Tenant, together with interest thereon at the Maximum Rate of Interest. In the event such audit shows that the amounts charged to Tenant for either Tenant's Prorata Share of Excess Property Taxes or Tenant's Prorata Share of Excess Operating Expenses for the applicable calendar year was less than the amount required under this Article 4, Tenant shall immediately pay the unpaid portion to Landlord, together with interest thereon at the Maximum Rate of Interest. Pending resolution of any dispute under this Section 4.6, Tenant shall continue to pay to Landlord the estimated amounts of Tenant's Prorata Share of Excess Property Taxes and Tenant's Prorata Share of Excess Operating Expenses for the then existing calendar year in accordance with Section 4.3.

           4.7.......ANNUAL AMENDMENT TO DEFINITION OF TENANT'S PRORATA SHARE OF
EXCESS PROPERTY TAXES AND TENANT'S PRORATA SHARE OF EXCESS OPERATING EXPENSES.

           The percentage used in the definitions of Tenant's Prorata Share of Excess Property Taxes and Tenant's Prorata Share of Excess Operating Expenses has been agreed upon by Landlord and Tenant after due consideration of the rentable square footage of the Premises compared to the rentable square footage of the Building. However, the percentage shall be amended each calendar year of the Term to the greater of the following: (a) if the rentable square footage of the Building actually leased pursuant to leases under which the terms have commenced is 95% or less of the rentable square footage of the Building, the percentage shall be calculated by comparing the rentable square footage of the Premises to 95% of the rentable square footage of the Building for such calendar year; or (b) if the rentable square footage of the Building actually leased pursuant to leases under which the terms have commenced is greater than 95% of the rentable square footage of the Building, the percentage shall be calculated by comparing the rentable square footage of the Premises to the rentable square footage of the Building actually leased pursuant to leases under which the terms have commenced for the calendar year. Rentable square footage of the Building shall in no event include basement storage space or garage space.

           4.8.......PERSONAL PROPERTY TAXES.

           Tenant shall pay, prior to delinquency, all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall use its best efforts to have such trade fixtures, furnishings, equipment and personal property taxed separately from the Property. If any of Tenant's trade fixtures, furnishings, equipment and personal property is taxed with the Property, Tenant shall pay Landlord for such taxes within fifteen (15) days after Tenant receives a written statement from Landlord for the same.

           4.9.......LANDLORD'S RIGHT TO CONTEST PROPERTY TAXES.

           Landlord shall have the right, but not the obligation, to contest the amount or validity, in whole or in part, of any Property Taxes. Any such contests by Landlord shall be at Landlord's sole expense. However, if the amount of Property Taxes is reduced (or if a proposed increase in such amount is avoided or reduced) by reason of Landlord's contest of Property Taxes, the costs and expenses incurred by Landlord in contesting Property Taxes, including reasonable attorney's fees, shall be included in the computation of Property Taxes. However, such costs and expenses shall not exceed the amount saved by reason of Landlord's actions in contesting such Property Taxes.

           4.10......ADJUSTMENT FOR VARIABLE OPERATING EXPENSES.

           Notwithstanding anything to the contrary set forth above, it is agreed that in the event the Building is not fully occupied at all times during any calendar year, a reasonable and equitable adjustment shall be made by Landlord in computing the Operating Expenses for such calendar year so that Tenant's obligation for payment of any component of Operating Expenses which adjusts based upon occupancy shall be equal to the amount which Tenant would have paid for such component of Operating Expenses had the Building been fully occupied at all times during such calendar year.

                                    ARTICLE 5
                                       USE

           5.1.......PERMITTED USE.

           Tenant may use the Premises for general office purposes only and for no other purpose. Tenant shall not use the Property, or knowingly permit the Property to be used, in violation of any Laws (as defined in Section 5.4) or in any manner which would (a) violate any certificate of occupancy affecting the Property, (b) make void or voidable any insurance now or hereafter in force with respect to the Property, (c) cause structural injury to the Property, (d) cause the value or usefulness of the Property or any portion thereof to substantially diminish (reasonable wear and tear excepted), or (e) constitute a public or private nuisance or waste. Promptly upon discovery of any prohibited use, Tenant will take all necessary steps to discontinue such use.

           5.2.......ACCEPTANCE OF PREMISES.

           Landlord represents that the Land is zoned I-3. Except for the foregoing representation and the representation in the first sentence of Section
5.1 hereof, and the Warranty Terms, Tenant acknowledges that neither Landlord nor any agent, contractor or employee of Landlord has made any representation or warranty of any kind whatsoever with respect to the Premises or the Building, specifically including but not limited to, suitability or fitness for any particular purpose. Subject to the Warranty Terms, Tenant accepts the Premises in an "as is - where is" condition.

           5.3.......INCREASED INSURANCE.

           Tenant shall not do or permit to be done anything which will (a) increase the premium of any insurance policy covering the Premises or the Property; (b) cause a cancellation of or be in conflict with any such insurance policy; (c) result in a refusal by any insurance company in good standing to issue or continue any such insurance in amounts satisfactory to Landlord; or (d) subject Landlord to any liability or responsibility for injury to any person or property by reason of any operation in the Premises or use of the Property. Tenant shall, at Tenant's expense, comply with all rules, orders, regulations and requirements of insurers and of the American Insurance Association or any other organization performing a similar function. Tenant shall, within thirty
(30) days of receipt of Landlord's request therefor, reimburse Landlord for any additional premium charges for such policy or policies caused by reason of Tenant's failure to comply with the provisions of this section. To the extent reasonably practicable, Landlord shall give Tenant written notice and an opportunity to cure any actions or omissions in violation of this Section 5.3.

           5.4.......LAWS, RULES AND REGULATIONS.

           Tenant acknowledges that this Lease is subject and subordinate to all liens, easements, declarations, encumbrances, deeds of trust, reservations, restrictions and other matters affecting the Property ("PERMITTED ENCUMBRANCES") and any law, regulation, rule, order or ordinance of any governmental or private entity, including Landlord, applicable to the Property or the use or occupancy thereof in effect on or after the Effective Date ("LAWS"). Tenant shall not violate any Permitted Encumbrances or Laws. A copy of the current Laws promulgated by Landlord are attached hereto and incorporated herein as EXHIBIT "C", which Laws may be amended by Landlord from time to time in Landlord's sole discretion. Except for the Laws excluding Tenant from parking in designated portions of the parking facilities comprising a portion of the Common Area, as specified in Section 5.5, Tenant shall not be obligated to comply with any Laws promulgated by Landlord which are not imposed and enforced in a uniform and nondiscriminatory manner with respect to all tenants in the Building.

           5.5.......COMMON AREAS.

           Landlord hereby grants to Tenant the non-exclusive right, together with all other occupants of the Building and their agents, employees and invitees, to use the parking areas, driveways, lobby areas and other common areas of the Property designated by Landlord from time to time ("Common Area"). Landlord shall have the sole and exclusive control of the Common Area, as well as the right to make reasonable changes to the Common Area, provided no such changes shall interfere with Tenant's access to and from the Premises, or Tenant's use of the Premises as contemplated by this Lease. Landlord's rights shall include, but not be limited to, the right to (a) restrain the use of the Common Area by unauthorized persons; (b) place permanent or temporary kiosks, displays, carts or stands in the Common Area and to lease same to tenants; (c) temporarily close any portion of the Common Area (i) for repairs, improvements or alterations, (ii) to discourage unauthorized use, (iii) to prevent dedication or an easement by prescription, or (iv) for any other reason deemed sufficient in Landlord's reasonable judgment; (d) change the shape and size of the Common Area, add, eliminate or change the location of any improvements located on the Common Area and construct buildings on the Common Area, provided that any such changes shall not materially and adversely affect Tenant's use of the Common Area; and (e) impose Laws concerning use of the Common Area, including the right to exclude Tenant, its agents, employees and invitees, from parking in designated portions of the parking facilities comprising a portion of the Common Area. Landlord shall also have the right, from time to time and in its sole discretion, to change the name of the Building and the signage used in connection therewith. In such event, Landlord shall be solely responsible for the cost of changing the Building directory and signage.

           5.6.......AMERICANS WITH DISABILITIES ACT

           Landlord and Tenant acknowledge that the Property may be construed to be a place of public accommodation under the Americans with Disabilities Act of 1990, as amended ("ADA"). Landlord represents and warrants that the Property will not violate Title III of ADA (Title III) as interpreted and enforced by local building inspection authorities as of the Commencement Date. Landlord shall, at Landlord's expense, correct any violation of Title III within any part of the Common Area of the Property, but shall not be required to correct any violation of Title III within the Premises after the Commencement Date. Tenant shall correct any violation of Title III within the Premises after the Commencement Date; provided, however, to the extent the Landlord Improvements referenced in Exhibit D are not installed in compliance with Title III, Landlord shall be solely responsible for correcting such violation.

                                    ARTICLE 6
                               HAZARDOUS MATERIALS

           6.1.......DEFINITIONS.

                     6.1.1.....HAZARDOUS MATERIAL(S)

                     "HAZARDOUS MATERIAL"(s) shall mean any dangerous, toxic, hazardous, polluting, contaminating, infectious or radioactive substance, material, mixture or waste, including but not limited to, (a) trichloroethylene, perchloroethylene and other chlorinated solvents, (b) oil or any petroleum products or fractions thereof, (c) asbestos, (d) polychlorinated biphenyls, (e) flammable explosives, (f) urea formaldehyde (g) radioactive materials and waste,
(h) infectious waste, and (i) any other substance now or hereafter included within the definitions of "hazardous substance", "hazardous material", "hazardous waste", "hazardous chemical substance or mixture", "hazardous air pollutant", "toxic substance" or "solid waste" in any Hazardous Materials Laws (as defined in Section 6.12).

                     6.1.2.....HAZARDOUS MATERIALS LAW(S)

                     "HAZARDOUS MATERIALS LAW(S)" shall mean any federal, state or local laws, ordinances, codes, statutes, regulations, rules, policies, orders or other authority, existing now or in the future, which control, classify, regulate, list or define Hazardous Materials.

           6.2.......COMPLIANCE WITH HAZARDOUS MATERIALS LAWS.

           Tenant shall not cause or permit any Hazardous Materials to be brought upon, kept or used in connection with the Property by Tenant, its agents, employees, contractors or invitees in a manner or for a purpose prohibited by or which could result in liability under any Hazardous Materials Law. The foregoing shall not be construed to prohibit Tenant from keeping reasonable amounts of copy machine toner and other standard office supplies and cleaners in the Premises provided same do not violate Hazardous Materials Laws. Tenant shall, at its own expense, comply with all Hazardous Materials Laws and prudent industry practice relating to the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under or about the Property required for Tenant's use of the Premises. By the expiration or earlier termination of this Lease, Tenant shall at its own expense cause all Hazardous Materials in, on, under or about the Property as a result of or in any way related to Tenant's use of the Premises to be removed from the Property in accordance and in compliance with all Hazardous Materials Laws. Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in, on, under or about the Property, nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to or in any way connected with the Property, without first notifying Landlord in writing of Tenant's intention to do so and affording Landlord reasonable opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interest with respect thereto.

           6.3.......NOTICE OF ACTIONS.

           Tenant shall notify Landlord in writing of any of the following actions which affect Landlord, Tenant or the Property and result from or in any way relate to Tenant's use of the Premises immediately upon receiving notice of the same: (a) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Law; (b) any claim made or threatened by any person relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Material; and (c) any reports made to any environmental agency arising out of or in connection with any Hazardous Material, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant shall also provide Landlord, as promptly as possible and in any event within five (5) business days after Tenant first receives or sends the same, with copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or Tenant's use thereof. Upon written request of Landlord, Tenant shall promptly deliver to Landlord notices of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed or to be removed from the Premises. All such manifests shall list Tenant or its agent as a responsible party and shall not attribute responsibility for any such Hazardous Materials to Landlord.

           6.4.......DISCLOSURE AND WARNING OBLIGATIONS.

           Tenant acknowledges and agrees that all reporting and warning obligations required under the Hazardous Materials Laws resulting from or in any way related to Tenant's use of the Premises are the sole responsibility of Tenant, whether or not such Hazardous Materials Laws permit or require Landlord to provide such reporting or warnings.

           6.5.......INDEMNIFICATION.

           Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord) and protect Landlord against, and hold Landlord free and harmless from, any and all claims, liabilities, damages, costs, penalties, forfeitures, losses or expenses (including attorneys' fees and the costs and expenses of enforcing this indemnity) ("CLAIMS") for death or injury to any person or damage to any property whatsoever arising or resulting in whole or in part, directly or indirectly, from the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under, upon or from the Property (including water tables and atmosphere) as a result of or in any way related to Tenant's use of the Premises. Tenant's obligations hereunder shall include, without limitation and whether foreseeable or unforeseeable, the costs of (a) any required or necessary repair, clean-up, detoxification or decontamination of the Property, (b) the implementation of any closure, remediation or other required action in connection therewith and (c) any costs and fees incurred in the enforcement of the indemnity action. The obligations of Tenant under this section shall survive the expiration or other termination of the Term.

                                    ARTICLE 7
                                    SERVICES

           7.1.......LANDLORD'S OBLIGATIONS.

           Landlord shall provide the following services, the cost of which shall be deemed included in Operating Expenses:

                     7.1.1.....JANITORIAL SERVICE.

                     Nightly janitorial services on Monday through Friday in the Premises, including cleaning, upkeep, trash removal, vacuuming, maintenance of towels, tissue and other restroom supplies and such other work as is customarily performed in connection with nightly janitorial services in office complexes similar in construction, location, use and occupancy to the Property. Landlord shall also provide periodic interior and exterior window washing and cleaning and waxing of uncarpeted floors in accordance with Landlord's reasonable schedule.

                     7.1.2.....ELECTRICAL ENERGY.

                     Electrical energy for lighting and operation of office machines, and air conditioning and heating as required for general office use during the hours specified in Section 7.1.3. Electrical energy will be sufficient for operation of personal computers and other equipment of similar electrical consumption, up to a maximum of 6.0 watts per square foot installed. Tenant shall not use any equipment requiring electrical energy in excess of the above standards without receiving Landlord's prior written consent, which consent shall not be unreasonably withheld but may be conditioned upon Tenant paying all direct and indirect costs associated with such use. At the option of either Landlord or Tenant, a submeter may be provided and installed at Tenant's expense if allowable under the Laws.

                     7.1.3.....HEATING AND AIR CONDITIONING.

                     Heat and air conditioning, sufficient to maintain comfortable temperatures in Landlord's reasonable judgment, on Monday through Friday from 8:00 a.m. to 6:00 p.m. and on Saturdays from 9:00 a.m. to 1:00 p.m. (excluding Legal Holidays, as defined in Section 18.18). During other hours, Landlord shall provide heat and air conditioning upon a reasonable advance notice from Tenant to Landlord, which advance notice shall not be less than twenty-four (24) hours. Tenant, upon presentation of Landlord's bill therefor, shall pay Landlord for the actual costs incurred by Landlord for such extended service. Landlord estimates that the current after hours HVAC service (to be activated for no less than a half-floor) is between $20 and $25 per hour. If such extended service is not a continuation of that furnished during the hours described above, Tenant may be required to pay for a minimum of three (3) hours of such service. Air conditioning to the Premises is to be provided based on standard lighting and general office use only.

                     7.1.4.....WATER.

                     Hot and cold water from the standard building outlets for lavatory, restroom and drinking purposes.

                     7.1.5.....PASSENGER ELEVATOR SERVICE.

                     Passenger elevator service in common with other tenants to be provided by automatic elevators. Landlord shall have the right to restrict the use of elevators for freight purposes to the freight elevator and to hours determined by Landlord. Landlord shall have the right to limit the number of elevators in operation on Saturdays, Sundays and holidays.

                     7.1.6.....COMMON AREA.

                     Maintenance of the Common Area in good order, condition and repair consistent with other first class office buildings in Reston, Virginia.

                     7.1.7.....ACCESS.

                     Landlord shall provide a perimeter card key access system which controls access to the Building. The system shall allow Tenant access to the Premises 24 hours per day, seven days per week. Landlord shall be solely responsible for the cost of installing the system, however all other costs incurred in connection with such security system shall be included in Operating Expenses.

           7.2.......TENANT'S OBLIGATIONS.

           Tenant shall be solely responsible for the direct payment of all utilities which are separately metered or separately charged, if any, to the Premises or to Tenant and shall make such payments to the respective utility companies prior to delinquency. Such amounts shall not be included as Operating Expenses. Except as provided in Section 7.1, Tenant shall also furnish and pay for all other utilities and services which Tenant requires with respect to the Premises (including but not limited to hook-up and connection charges).

           7.3.......OTHER PROVISIONS RELATING TO SERVICES.

           No interruption in, or temporary stoppage of, any of the aforesaid services shall be deemed an eviction or disturbance of Tenant's use and possession, relieve Tenant from any obligation herein set forth or render Landlord liable for damages or abatement of rent except to the extent caused by Landlord's gross negligence or willful misconduct, in which event Tenant shall be entitled to pursue its remedies available at law or in equity. In no event shall Landlord be required to provide any heat, air conditioning, electricity or other service in excess of that permitted by voluntary or involuntary guidelines or the Laws. Landlord reserves the right, from time to time, to make reasonable and non-discriminatory modifications to the above standards for utilities and services.

           7.4.......EFFECTS ON UTILITIES.

           Tenant shall not, without the prior written consent of Landlord, use any apparatus or device in or about the Premises which shall cause substantial noise audible outside the Premises or vibration. Tenant shall not connect any apparatus or device to electrical current or water except through the electrical and water outlets installed by Landlord pursuant to the Work Letter.

                                    ARTICLE 8
                             MAINTENANCE AND REPAIR

           8.1.......LANDLORD'S OBLIGATIONS.

           Except as otherwise provided in this Lease, Landlord shall repair and maintain the following in good order, condition and repair: (a) the foundations, exterior walls and roof of the Building and (b) the electrical, mechanical, plumbing, heating and air conditioning systems, facilities and components located in the Building which are concealed and used in common by tenants of the Property. Landlord shall also maintain and repair windows, doors, plate glass and the exterior surfaces of walls that are adjacent to Common Area, unless such maintenance and repair becomes necessary in whole or in part due to (i) the negligence of Tenant, its employees, agents, customers or licensees in or about the Premises or Property, or (ii) damage caused by breaking and entering into the Premises. The cost of Landlord's repair and maintenance hereunder shall be deemed Operating Expenses. Neither Basic Rent nor Additional Rent shall be reduced, nor shall Landlord be liable, for loss or injury to or interference with property, profits or business arising from or in connection with any such repairs or maintenance.

           8.2.......TENANT'S OBLIGATIONS.

           Tenant, at Tenant's sole cost and expense, shall keep and maintain the Premises (including all non-structural interior portions, systems and equipment; interior surfaces of exterior walls; interior moldings, partitions and ceilings) in as good order, condition and repair as they were on the Commencement Date, reasonable wear and tear and damage from fire and other casualties excepted.

           In the event that compliance with Laws is required after the Commencement Date, which is due in whole or in part to Tenant's specific use of the Premises (as opposed to general office use) and/or Tenant's specific actions or inactions with respect to the Premises, the cost of compliance shall be Tenant's sole responsibility. Likewise, in the event any governmental authority requires any alterations to the Building or the Premises as a result of Tenant's particular use of the Building or as a result of any alterations to the Premises by Tenant, Tenant shall be obligated for the cost of all such alterations. In the event such alterations involve the structural, mechanical, electrical, life safety or heating and air conditioning systems of the Building ("Structural Alterations"), Landlord shall make such repairs after Tenant deposits with Landlord an amount sufficient to pay for the cost thereof. In the event the alterations are not Structural Alterations, Tenant shall make the repairs, at Tenant's sole cost and expense. All such repairs shall be performed in accordance with Article 9.

           Tenant shall keep the Premises in a neat and sanitary condition and shall not commit any nuisance or waste on the Premises or in, on or about the Property. All uninsured damage or injury to the Premises or to the Property caused by Tenant installing, removing or transporting any furniture, fixtures, equipment or other property of Tenant, its agents, contractors, servants or employees shall be repaired, restored and replaced promptly by Tenant at its sole cost and expense to the satisfaction of Landlord. Tenant shall be solely responsible for, shall indemnify, protect and defend Landlord against and hold Landlord harmless from, any penetrations or perforations of the roof or exterior walls to the Building caused by Tenant. It is the intention of Landlord and Tenant that Tenant shall maintain the Premises in a first-class and fully operative condition. All repairs made by Tenant shall be at least equal in quality and workmanship to the original work (ordinary wear and tear excepted) and shall be made by Tenant in accordance with all Laws. The maintenance obligations of Tenant shall apply even if Tenant has vacated the Premises.

           8.3.......TENANT'S WAIVER OF CLAIMS AGAINST LANDLORD.

           Except as otherwise expressly provided in the Work Letter or this Lease, Landlord shall not be required to furnish any additional services or facilities, or make any other repairs or alterations, in, about or to the Premises or the Property. Except as expressly required of Landlord pursuant to this Lease, Tenant hereby assumes the full and sole responsibility for the condition, repair, replacement, maintenance and management of the Premises.

                                    ARTICLE 9
                             CHANGES AND ALTERATIONS

           9.1.......LANDLORD APPROVAL.

           Tenant shall not make any alterations, additions or improvements to the Property ("ALTERATIONS") without Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Along with any request for Landlord's consent and before commencement of the Alterations or delivery of any materials to be used in the Alterations, Tenant shall furnish Landlord with plans and specifications, and names and addresses of prospective contractors. All Alterations shall be constructed (a) promptly by a contractor reasonably approved in writing by Landlord in its sole but reasonable discretion, (b) in a good and workmanlike manner, (c) in compliance with all Laws, and (d) in accordance with all orders, rules and regulations of the Board of Fire Underwriters where the Premises are located or any other body exercising similar functions.

           9.2.......TENANT RESPONSIBILITY FOR COST AND INSURANCE.

           Tenant shall pay the cost and expense of all Alterations, including a reasonable charge for Landlord's review, inspection and engineering time and for any painting, restoring or repairing of the Premises or the Building occasioned by the Alterations. Prior to commencement of construction of the Alterations, Tenant shall deliver the following in form and amount satisfactory to Landlord:
(a) demolition and/or lien and completion bonds, (b) builder's all risk insurance, and (c) public liability insurance insuring against construction related risks and copies of contracts and all necessary permits and licenses.

           9.3.......CONSTRUCTION OBLIGATIONS AND OWNERSHIP.

           Tenant shall permit Landlord to inspect construction of the Alterations at reasonable times and upon reasonable advance notice. Tenant shall have the right to accompany Landlord during such inspections. Upon completion of the Alterations, Tenant shall furnish Landlord with contractor affidavits, unconditional lien releases, full and final waivers of liens and receipted bills covering all labor and materials expended and used in connection with the Alterations. Tenant shall promptly remove any Alterations constructed in violation of this Article 9 upon Landlord's written request. All Alterations (other than Tenant's movable trade fixtures, furniture and equipment) made or installed by Tenant shall become the property of and be surrendered to Landlord upon termination of this Lease without payment therefor by Landlord.

           9.4.......LIENS.

           Tenant shall keep the Premises free from any mechanics', materialmens', designers' or other liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant. Tenant shall notify Landlord in writing thirty (30) days prior to commencing any Alterations so that Landlord shall have the right to record and/or post notices of non-responsibility or such other protective notices available to Landlord under the Laws. If any such liens are filed and Tenant does not provide for release of the same of record, or provide Landlord with a bond or other surety satisfactory to Landlord protecting Landlord and the Property against such liens, within thirty (30) days after such filing, Landlord may without waiving its rights and remedies based upon such breach by Tenant and without releasing Tenant from any obligations hereunder, cause such liens to be released by any means it shall deem proper, including payment of the claim giving rise to such lien or posting security to cause the discharge of such lien. In such event, all amounts paid by Landlord shall immediately be due and payable by Tenant as Additional Rent.

           9.5.......INDEMNIFICATION.

           Tenant hereby agrees to indemnify, protect and defend Landlord against, and hold Landlord and the Property harmless from, any liability, cost, obligation, expense (including without limitation, reasonable attorneys' fees and expenses incurred in enforcing this indemnity), or claim of any mechanics', materialmens', designers' or other liens in any manner relating to or arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant.

                                   ARTICLE 10
                           RIGHTS RESERVED BY LANDLORD

           10.1......LANDLORD'S ENTRY.

           Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant to enter the Premises to: (a) inspect the Premises;
(b) show the Premises to prospective purchasers, mortgagees, tenants (but only during the last 9 months of the Term) and underlying landlords; (c) post notices of non-responsibility or other protective notices available under the Laws; or
(d) otherwise exercise and perform Landlord's rights and obligations under this Lease. Tenant shall have the right to accompany Landlord when Landlord enters the Premises for the aforesaid purposes. In the case of an emergency, Landlord and/or its authorized representatives may enter the Premises at any time using any and all means which Landlord may deem proper. Entry into the Premises by Landlord in the event of any emergency shall not be construed as a forcible or unlawful entry into, or detainer of, the Premises or as an eviction of Tenant from the Premises or any portion thereof.

           Tenant shall permit Landlord (or its designees) to erect, use, maintain, replace and repair pipes, cables, conduits, plumbing and vents, and telephone, electric and other wires or other items, in, to and through the Premises, as and to the extent that Landlord may now or hereafter deem necessary or appropriate for the proper operation and maintenance of the Building.

           10.2......LANDLORD'S CURE.

           If an Event of Default (as hereinafter defined) occurs, Landlord may but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor, sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults. If there are any outstanding monetary obligations of Tenant under this Lease attributable to the period prior to the expiration or termination of this Lease, such obligations shall survive the termination or expiration of this Lease and such amount shall be payable to Landlord within fifteen (15) days after receipt of notice therefor from Landlord.

                                   ARTICLE 11
                                    INSURANCE

           11.1......LANDLORD'S CASUALTY INSURANCE OBLIGATIONS.

           Landlord shall keep the Property insured for the benefit of Landlord, its lenders and agents, in an amount equivalent to the full replacement value thereof (excluding the Land, foundation, grading and excavation costs) against:

                     (a .......loss or damage by fire; and

                     (b .......such other risk or risks which are customarily
covered with respect to buildings and improvements similar in construction, general location, use, occupancy and design to the Property, including but not limited to windstorm, hail, explosion, vandalism, malicious mischief, civil commotion and such other coverage as Landlord may deem appropriate or necessary.

           These insurance provisions shall not limit or modify the obligations of Tenant under any provision of this Lease. Such policy or policies of insurance shall permit releases of liability as provided herein and/or waiver of subrogation as to Tenant. Landlord waives, releases and discharges Tenant from all claims or demands whatsoever which Landlord may have or acquire arising out of damage to or destruction of the Property, or loss of use thereof occasioned by fire or other casualty, which claim or demand may arise because of the negligence or fault of Tenant, its agents, employees, customers or business invitees, and Landlord agrees to look to the insurance coverage only in the event of such loss. Notwithstanding the foregoing or anything to the contrary elsewhere in this Lease, Tenant shall be obligated to continue to pay Rent in the event of damage to or destruction of the Premises or the Property if such damage or destruction is occasioned by the negligence or fault of Tenant, its agents, employees, customers or business invitees. Premiums paid for insurance under this section shall be deemed Operating Expenses.

           11.2......TENANT'S CASUALTY INSURANCE OBLIGATIONS.

           Tenant shall be solely responsible for but shall not be obligated to keep all of its machinery, equipment, furniture, fixtures and personal property (including all property under the care, custody or control of Tenant) which may be located in, upon, or about the Premises insured in an amount equivalent to the full insurable value thereof against:

                     (a .......loss or damage by fire; and

                     (b .......such other risk or risks which are customarily
covered with respect to a tenant's machinery, equipment, furniture, fixtures, personal property and business located in a building similar in construction, general location, use, occupancy and design to the Property, including but not limited to, windstorm, hail, explosions, vandalism, theft, malicious mischief, civil commotion and such other coverage as Tenant may deem appropriate or necessary.

           To the extent Tenant keeps such insurance coverage, all policy or policies of insurance shall permit release of liability as provided herein and/or waiver of subrogation as to Landlord. Tenant waives, releases and discharges Landlord, Landlord's lenders and its agents, employees and contractors, from all claims or demands whatsoever which Tenant may have or acquire arising out of damage to or destruction of the machinery, equipment, furniture, fixtures, personal property or business, and loss of use thereof occasioned by fire or other casualty, whether claim or demand may arise because of the negligence or fault of Landlord, its agents, employees, contractors or otherwise, and Tenant agrees to look to its insurance coverage only in the event of such loss.

           11.3......LANDLORD'S LIABILITY INSURANCE OBLIGATIONS.

           Landlord shall maintain Commercial General Liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Property, such insurance to afford protection to Landlord, its lenders and agents. Premiums paid for insurance under this section shall be deemed Operating Expenses.

           11.4......TENANT'S LIABILITY INSURANCE OBLIGATIONS.

           Tenant shall, at Tenant's sole cost and expense, maintain Commercial General Liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Premises, to a combined single limit of not less than Two Million and No/100 Dollars ($2,000,000.00). Tenant agrees to include contractual liability coverage in such policy insuring Tenant's indemnification obligations under this Lease. Any such coverage shall be deemed primary to any liability coverage secured by Landlord. Tenant shall cause Landlord to be named as an additional insured on Tenant's Commercial General Liability policy using a standard ISO endorsement.

           11.5......TENANT'S MISCELLANEOUS INSURANCE OBLIGATIONS.

           All policies of Commercial General Liability insurance shall be written by companies reasonably satisfactory to Landlord, naming Landlord, Landlord's lenders and agents as additional insureds thereunder. All policies, or a memorandum or certificate of such insurance, shall be delivered to Landlord endorsed "Premium Paid" by the company or agency issuing the same or accompanied by other evidence satisfactory to Landlord that the premium thereon has been paid. At such time as insurance limits required of comparable tenants in comparable office buildings in the area in which the Property is located are increased to greater amounts consistent with then current industry conditions, Landlord shall have the right to require such greater limits as may then be customary. All insurance required of Tenant shall also afford coverage for all claims based upon acts, omissions, injury or damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.

           11.6......TENANT'S INDEMNIFICATION OF LANDLORD.

           Tenant agrees to indemnify, defend (with counsel reasonably acceptable to Landlord) and protect Landlord, Landlord's lenders and managing agent, against, and hold Landlord, Landlord's lenders and managing agent free and harmless from, Claims arising from (a) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to this Lease, (b) from any act or negligence on the part of Tenant or its agents, contractors, servants, employees or licensees, and (c) from any accident, injury or damage in or about the Premises and Property to the extent caused by Tenant, its agents, contractors, servants, employees or licensees.

           11.7......TENANT'S WAIVER.

           To the extent not expressly prohibited by the Laws, Tenant agrees that Landlord, Landlord's lenders, its agents, employees and servants, shall not be liable for and expressly waives all Claims for damage to, Tenant's property or business sustained during the Term resulting directly or indirectly from (a) any existing or future condition, defect, matter or thing in the Premises, the Property or any part thereof, (b) from any equipment or appurtenances becoming out of repair, (c) any occurrence, act or omission of Landlord, its agents, employees or servants, or any other tenant or occupant of the Building or any other person. This paragraph shall apply especially but not exclusively, to damage caused by the flooding of basements or other subsurface areas and by refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors, noise or the bursting or leaking of pipes or plumbing fixtures and shall apply regardless whether any such damage results from an Act of God, the act or omission of other tenants or occupants of the Property or any other persons; provided, however, this paragraph shall not apply in instances where the Claim (i) arises as a result of the gross negligence or willful misconduct of Landlord, its employees, agents or contractors, and (ii) is not covered by the insurance Tenant is required to carry pursuant to this Lease.

           11.8......LANDLORD'S DEDUCTIBLE.

           Provisions herein to the contrary notwithstanding, in the event any damage to the Property results from any act or omission of Tenant, its agents, employees or invitees, and all or any portion of the cost to repair the damage falls within the deductible under Landlord's insurance policy, Tenant shall pay to Landlord the amount of such deductible (not to exceed $5,000 per event) as Additional Rent.

           11.9......TENANT'S PROPERTY.

           All machinery, equipment, furniture, fixtures and personal property of Tenant, including all property under the care, custody and control of Tenant, shall be at the risk of Tenant only, and Landlord shall not be liable for damage thereto or theft, misappropriation or loss thereof. Tenant agrees to indemnify, defend (with counsel reasonably acceptable to Landlord) and protect Landlord against, and hold Landlord free and harmless from, claims arising in connection with such property.

           11.10.....INTENTIONALLY DELETED.  .......

           11.11.....TENANT'S FAILURE TO INSURE.

           In the event Tenant fails to provide Landlord with evidence of insurance required under Section 11.4 and Section 11.5, Landlord may but shall not be obligated to, without further demand upon Tenant and without waiving or releasing Tenant from any obligation contained in this Lease, effect such insurance. In such event, Tenant agrees to repay, upon demand, all sums incurred by Landlord in effecting such insurance. All such sums shall become Additional Rent hereunder, but no such payment by Landlord shall relieve Tenant from any default under this Lease.

           11.12.....LANDLORD'S INDEMNIFICATION OF TENANT.

           Except to the extent otherwise set forth in this Lease, Landlord agrees to indemnify, defend (with counsel reasonably acceptable to Tenant) and protect Tenant and hold Tenant harmless from, Claims arising from (a) any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to this Lease, (b) any act or negligence on the part of Landlord or its agents, contractors, servants, employees or licensees, and (c) any accident, injury or damage in or about the Premises and Property to the extent caused by Landlord its agents, contractors, servants, employees or licensees.

                                   ARTICLE 12
                              DAMAGE OR DESTRUCTION

           12.1......TENANTABLE WITHIN 180 DAYS.

           If fire or other casualty shall render the whole or any material portion of the Premises untenantable, and the Premises can reasonably be expected to be made tenantable within one hundred eighty (180) days from the date of such event, then Landlord shall repair and restore the Property and the Premises to as near their condition prior to the fire or other casualty as is reasonably possible within such one hundred eighty (180) day period (subject to delays for causes beyond Landlord's reasonable control) and notify Tenant that it will be doing so, such notice to be mailed within thirty (30) days from the date of such damage or destruction. In such case, this Lease shall remain in full force and effect, but Rent for the period during which the Premises are untenantable shall be abated prorata (based upon the portion of the Premises which is untenantable). If Landlord is required to repair the Premises as aforesaid, said work shall be undertaken and prosecuted with all due diligence and speed.

           12.2......NOT TENANTABLE WITHIN 180 DAYS.

           If fire or other casualty shall render the whole or any material part of the Premises untenantable and the Premises cannot reasonably be expected to be made tenantable within one hundred eighty (180) days from the date of such event, then either party, by notice in writing to the other mailed within thirty
(30) days from the date of such damage or destruction, may terminate this Lease effective upon a date within thirty (30) days from the date of such notice.

           12.3......PROPERTY SUBSTANTIALLY DAMAGED.

           In the event that more than fifty percent (50%) of the value of the Property is damaged or destroyed by fire or other casualty, and irrespective of whether damage or destruction can be made tenantable within one hundred eighty
(180) days thereafter, then at Landlord's option, by written notice to Tenant mailed within thirty (30) days from the date of such damage or destruction, Landlord may terminate this Lease effective upon a date within thirty (30) days from the date of such notice to Tenant.

           12.4......UNINSURED CASUALTY.

           If fire or other casualty shall render any portion of the Premises or any material portion of the Property untenantable and the insurance proceeds are not sufficient to make such repair, then Landlord may, by notice to Tenant mailed within thirty (30) days from the date of such damages or destruction, terminate this Lease effective upon a date within thirty (30) days from the date of such notice.

           12.5......DEDUCTIBLE PAYMENTS.

           If the Premises or the Property is damaged, and such damage is of the type insured against under the casualty insurance maintained by Landlord hereunder, the cost of repairing said damage up to the amount of the deductible under said insurance policy shall be included as a part of the Operating Expenses. If the damage is not covered by such insurance policies and Landlord elects to repair the damage, then Tenant shall pay Landlord a share of the deductible under Landlord's insurance policies equal to Tenant's Prorata Share of Excess Operating Expenses. If the damage was due to an act or omission of Tenant, Tenant shall pay Landlord the entire amount of the deductible under Landlord's insurance policies (not to exceed $5,000.00) as Additional Rent.

           12.6......LANDLORD'S REPAIR OBLIGATIONS.

           In the event (a) fire or other casualty shall render the whole or any material part of the Premises untenantable and the Premises cannot reasonably be expected to be made tenantable within one hundred eighty (180) days from the date of such event and neither party hereto terminates this Lease pursuant to its rights herein, (b) more than fifty percent (50%) of the value of the Property is damaged or destroyed by fire or other casualty, and Landlord does not terminate this Lease pursuant to its option granted herein, or (c) fifty percent (50%) or less of the value of the Property is damaged or destroyed by fire or other casualty and neither the whole nor any material portion of the Premises is rendered untenantable, then in any such event Landlord shall repair and restore the Premises and the Property to as near their condition prior to the fire or other casualty as is reasonably possible with all due diligence and speed (subject to delays for causes beyond Landlord's reasonable control) and the Rent for the period during which the Premises are untenantable shall be abated prorata (based upon the portion of the Premises which is untenantable). In no event shall Landlord be obligated to repair or restore any Tenant Improvements or special equipment or improvements installed by Tenant at Tenant's expense.

           12.7......RENT APPORTIONMENT.

           In the event of a termination of this Lease pursuant to this Article 12, Rent shall be apportioned on a per diem basis and paid to the date of the fire or other casualty.

                                   ARTICLE 13
                                 EMINENT DOMAIN

           13.1......TERMINATION OF LEASE.

           If the whole or any substantial part of the Premises is taken by any public authority under the power of eminent domain, or taken in any manner for any public or quasi-public use, so as to render the remaining portion of the Premises unsuitable for the purposes intended hereunder, then this Lease shall terminate as of the day possession shall be taken by such public authority and Landlord shall make a pro rata refund of any prepaid Rent. In the event that fifty percent (50%) or more of the building area or fifty percent (50%) or more of the value of the Property is taken by public authority under the power of eminent domain, then at Landlord's option by written notice to Tenant, mailed within sixty (60) days from the date possession shall be taken by such public authority, Landlord may terminate this Lease effective upon the first to occur of (i) the date possession of the Premises shall be taken by such public authority, or (ii) a date within ninety (90) days from the date of such notice to Tenant.

           13.2......LANDLORD'S REPAIR OBLIGATIONS.

           In the event this Lease is not terminated pursuant to Section 13.1, Landlord shall, at its sole cost and expense, restore the Premises and Property to a complete architectural unit and the Basic Rent provided for herein during the period from and after the date of delivery of possession pursuant to such proceedings to the termination of this Lease shall be reduced to a sum equal to the product of the Basic Rent provided for herein multiplied by a fraction, the numerator of which is the fair market rent of the Premises after such taking and after same has been restored to a complete architectural unit, and the denominator of which is the fair market rent of the Premises prior to such taking. In addition, Tenant's Prorata Share of Excess Property Taxes and Tenant's Prorata Share of Excess Operating Expenses for the same period shall be adjusted in accordance with Section 4.7 after due consideration of the rentable square footage of the Premises after the date of delivery of possession pursuant to such proceedings compared to the rentable square footage of the Building after the date of delivery of possession pursuant to such proceedings.

           13.3......TENANT'S PARTICIPATION.

           All damages awarded for such taking under the power of eminent domain or any like proceedings shall belong to and be the property of Landlord, Tenant hereby assigning to Landlord its interest, if any, in said award. Tenant shall have the right to prove in any condemnation proceedings and to receive any separate award which may be made for damages to or condemnation of Tenant's movable trade fixtures and equipment and for moving expenses;

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

provided however, Tenant shall in no event have any right to receive any award for its interest in this Lease or for loss of leasehold.

                                   ARTICLE 14
                            ASSIGNMENT AND SUBLETTING

           14.1......RESTRICTION ON TRANSFERS.

           Tenant shall not assign, mortgage, pledge, transfer, sublease or otherwise encumber or dispose of this Lease, or any interest therein, or in any manner assign, mortgage, pledge, transfer or otherwise encumber or dispose of its interest or estate in the Premises, or any portion thereof ("TRANSFER"), without obtaining Landlord's prior written consent in each and every instance, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant may, without Landlord's consent, assign the Lease or sublet all or any portion of the Premises to any entity which Tenant controls, which is controlled by Tenant, or with which Tenant is under common control; provided that the net worth of Tenant does not diminish as a result of such assignment of sublease. The term "control" shall mean ownership of at least fifty percent (50%) of the voting power. No Transfer shall release Tenant from its liability under this Lease.

           14.2......PROCEDURE.

           If Tenant should desire to assign this Lease or sublet the Premises (or any part thereof), and Tenant is not then in default under this Lease, Tenant shall give Landlord written notice no later than thirty (30) days in advance of the effective date of any proposed assignment or sublease, specifying
(a) the name, current address and business of the assignee or sublessee, (b) the amount and location of the space within the Premises to be so subleased, (c) the effective date and duration of the assignment or subletting, and (d) the rent or consideration to be paid to Tenant by such assignee or sublessee. Tenant also shall promptly supply Landlord with financial statements and other reasonably available information as Landlord may reasonably request to evaluate the assignment or sublease.

           Landlord shall have a period of ten (10) business days following receipt of such notice and other information requested by Landlord within which to notify Tenant in writing that Landlord elects:

           (a).......in the case of an assignment, to terminate this Lease as to the space so affected as of the effective date of the proposed assignment, in which event Tenant shall be relieved of all further obligations hereunder as to such space, except for obligations under this Lease which expressly survive the termination hereof or, in the case of a sublease, to sublet the space so affected from Tenant upon the same terms and conditions set forth in Tenant's notice to Landlord, in which event the space shall revert back to Tenant at the expiration of the sublease term; or

           (b).......to permit Tenant to assign or sublet such space; provided, however, that if the rent rate agreed upon between Tenant and its proposed subtenant is greater than the rent rate that Tenant must pay Landlord hereunder for that portion of the Premises, or if any consideration (other than for Tenant's personal property and Alterations made and paid for by Tenant) shall be received by Tenant in connection with such proposed assignment or sublease (in addition to rent), then one-half (1/2) of such excess rent and other consideration shall be considered Additional Rent owed by Tenant to Landlord (after first deducting brokerage commissions, attorneys' fees and other disbursements reasonably incurred by Tenant for such assignment and subletting if acceptable evidence of such disbursements is delivered to Landlord), and shall be paid by Tenant to Landlord, in the case of excess rent, in the same manner that Tenant pays Basic Rent and, in the case of any other consideration, within ten (10) business days after receipt thereof by Tenant; or

           (c).......to refuse, in Landlord's reasonable discretion, to consent to Tenant's assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Premises. Landlord shall provide Tenant with Landlord's reason for denying its consent.

           If Landlord should fail to notify Tenant in writing of such election within the aforesaid twenty (20) business day period, Landlord shall be deemed to have elected option (b) above so long as Tenant's notice states in bold and capitalized letters that LANDLORD'S FAILURE TO RESPOND WITHIN TWENTY DAYS SHALL CONSTITUTE APPROVAL OF THE PROPOSED TRANSFER.

           Tenant agrees to reimburse Landlord for reasonable legal fees and any other reasonable costs incurred by Landlord in connection with any permitted assignment or subletting (not to exceed $2,000 in each instance). Tenant shall deliver to Landlord copies of all documents executed in connection with any permitted assignment or subletting, which documents shall be in form and substance reasonably satisfactory to Landlord and which documents, (i) in the case of a permitted assignment, shall require such assignee to assume performance of all terms of this Lease on Tenant's part to be performed from and after the date of the assignment, and (ii) in the case of a permitted subletting, shall require such sublessee to comply with all terms of this Lease on Tenant's part to be performed, with respect to the portion of the Premises to be sublet. No acceptance by Landlord of any Rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord's consent to any assignment, sublease, or transfer.


                                   ARTICLE 15
                               DEFAULTS; REMEDIES

           15.1......EVENTS OF DEFAULT.

           The occurrence of any of the following shall constitute an "Event of Default" and breach of this Lease by Tenant:

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

                     15.1.1....FAILURE TO PAY BASIC RENT.

            If Tenant fails to pay such Basic Rent as and when due where such failure continues for ten (10) days after written notice thereof by Landlord to Tenant.

                     15.1.2....FAILURE TO PAY ADDITIONAL RENT.

           If Tenant fails to pay Additional Rent as and when due where such failure continues for ten (10) days after written notice thereof by Landlord to Tenant.

                     15.1.3....FAILURE TO PERFORM.

           If Tenant fails to perform any of Tenant's nonmonetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if performance as required by this Lease reasonably requires more than thirty (30) days to complete, Tenant shall not be in default if Tenant commences such performance within the thirty (30) day period and thereafter diligently pursues its completion. Landlord shall not be required to give such notice if Tenants failure to perform constitutes a non-curable breach of this Lease.

                     15.1.4....OTHER DEFAULTS.

           If (a) Tenant makes a general assignment or general arrangement for the benefit of creditors; (b) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (c) a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (d) substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subsection is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the difference between the Rent (or any other consideration) paid in connection with such assignment or sublease and the Rent payable by Tenant hereunder.

           The notices required by this section are intended to satisfy any and all notice requirements imposed by the Laws and are not in addition to any such requirements.

           15.2......REMEDIES.

           Upon the occurrence of any Event of Default by Tenant, Landlord may at any time and from time to time exercise any of the following remedies. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

                     15.2.1....TERMINATION OF TENANT'S RIGHT TO POSSESSION OF
THE PREMISES.

           Terminate Tenant's right to possession of the Premises by any lawful means, in which case Tenant shall immediately surrender possession of the Premises to Landlord. In such case, this Lease shall continue in full force and effect except for Tenant's right to possession. Termination of Tenant's right to possession shall not be construed as an election by Landlord to terminate this Lease and Tenant's obligations and liabilities hereunder unless and until Landlord delivers written notice to Tenant expressly exercising such right of termination.

                     15.2.2....RIGHT OF RE-ENTRY AND RELETTING.

           Upon termination of Tenant's right to possession of the Premises, Landlord may but shall not be obligated to, re-enter the Premises and remove all persons and property from the Premises. Any property removed may be stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. Upon such re-entry, Landlord may but shall not be obligated to, relet the Premises or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all actual and reasonable costs and expenses incurred by Landlord in re-entering or reletting the Premises, including but not limited to (a) maintaining or preserving the Premises after such default, (b) recovering possession of the Premises, removing persons and property from the Premises and storing such property, including court costs and reasonable attorneys' fees incurred in connection therewith (c) reletting, renovating or altering the Premises, and (d) real estate commissions paid or payable in connection with reletting the Premises, said cost and expenses collectively referred to herein as "RE-ENTRY COSTS". Reletting can be for a period shorter or longer than the remaining Term. Tenant shall continue to pay Rent when due under this Lease, less the Net Rent (as hereafter defined) actually received by Landlord from reletting. NET RENT shall mean all rental actually received by Landlord from reletting less the following: (i) any indebtedness from Tenant to Landlord other than Rent, which shall be paid first, and (ii) the Re-entry Costs, which shall be paid second. In the event the rental actually received by Landlord from reletting exceeds the Rent, any sum remaining will be held by Landlord and applied to future Rent under this Lease.

                     15.2.3....TERMINATION OF LEASE.

           Terminate this Lease and all of Tenant's rights and obligations hereunder by delivery of written notice to Tenant. Such termination shall be effective upon delivery of such notice to Tenant and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant and Tenant shall pay to Landlord immediately upon demand, all damages incurred by Landlord by reason of Tenant's Event of Default, including without limitation (a) all Rent due and payable under this Lease as of the effective date of the termination; (b) any amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to, any costs or expenses incurred in (i) maintaining or preserving the Premises after such default, (ii) recovering possession of the Premises, removing persons and property from the Premises and storing such property, including court costs and reasonable attorneys' fees incurred in connection therewith (iii) reletting, renovating or altering the Premises, and (iv) real estate commission paid or payable in connection with reletting the Premises, and (c) an amount equal to the difference between the present worth, as of the effective date of the termination, of the Rent for the balance of the Term remaining after the effective date of the termination (assuming no termination) and the present worth, as of the effective date of the termination, of a fair and reasonable market Rent for the Premises for the same period. For purposes of this section, present worth shall be computed by utilizing a discount rate of six percent (6%). Nothing in this section shall limit or prejudice Landlord's right to prove and obtain damages in an amount equal to the maximum amount allowed by the Laws, regardless of whether such damages are greater than the amounts set forth herein; provided, however, Landlord agrees to use commercially reasonable efforts to mitigate its damages.

           15.3......COSTS.

           Tenant shall reimburse and compensate Landlord upon demand, as Additional Rent, for any actual pecuniary loss incurred by Landlord in connection with, resulting from or related to any Default of Tenant under this Lease. Such loss shall include all reasonable legal fees, costs and expenses incurred in the negotiation, settlement or enforcement of rights or remedies of Landlord or necessary to protect Landlord's interest under this Lease in a bankruptcy case or proceeding under Title 11 of the United States Code, as amended. Tenant shall also indemnify, defend (with counsel reasonably acceptable to Landlord) and protect Landlord against, and hold Landlord free and harmless from, all Claims incurred by Landlord if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant, by any third party against Tenant or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy case or proceeding under Title 11 of the United States Code, as amended.

           15.4......NO WAIVER.

           No failure by Landlord to insist upon the performance of any of the terms of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance by Landlord of full or partial rent from Tenant or any third party during the continuance of any such breach, shall constitute a waiver of any such breach or of any of the terms of this Lease. None of the terms of this Lease to be kept, observed or performed by Landlord or by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord and/or by Tenant, as the case may be. No waiver of any default of Tenant herein shall be implied from any omission by Landlord to take any action on account of such default. One or more waivers by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

           15.5......WAIVER BY TENANT.

           Tenant hereby waives all claims resulting from Landlord's re-entry and taking possession of the Premises and removing and storing the property of Tenant as permitted under this Lease and will save Landlord harmless from all losses, costs or damages occasioned thereby; provided, however, such waiver shall not apply if the claim (i) arises as a result of the gross negligence or willful misconduct of Landlord, its employees, agents or contractors, and (ii) is not covered by the insurance Tenant is required to carry pursuant to this Lease. No such reentry shall be considered or construed to be a forcible entry by Landlord.

                                   ARTICLE 16
                             PROTECTION OF CREDITORS

           16.1......SUBORDINATION.

           This Lease and all rights of Tenant therein, and all interest or estate of Tenant in the Property or any portion thereof, shall be subject and subordinate to the lien of any mortgage, deed of trust or other document of like nature ("MORTGAGE") which now or at any time may be placed upon the Property or any portion thereof, and to any replacements, renewals, amendments, modifications, extensions or refinancing thereof, and to each and every advance made under any Mortgage, provided, however, Landlord shall obtain a non-disturbance agreement from the holder of any current Mortgage within thirty
(30) days of the Commencement Date, such agreement to be in substantially the form of Exhibit E attached hereto and incorporated herein by reference. Tenant agrees at any time hereafter, and from time to time on demand of Landlord, to execute and deliver to Landlord any instruments, releases or other documents that may be reasonably required for the purpose of subjecting and subordinating this Lease to the lien of any Mortgage. It is agreed that so long as no Event of Default is outstanding, the holder of any Mortgage shall not interfere with, hinder, molest or disturb Tenant's rights under this Lease. The lien of any such Mortgage shall not cover Tenant's trade fixtures or other personal property located in or on the Premises.

           16.2......ATTORNMENT.

           If Landlord's interest in the Premises is acquired by any ground landlord, the holder of any Mortgage at a foreclosure sale or by any new person or entity as a result of any transfer by Landlord, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Premises and recognize such transferee or successor as landlord under this Lease. Landlord agrees to transfer Tenant's security deposit to the successor landlord. Tenant waives the protection of any statute or rule of Law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

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

           16.3......ESTOPPEL CERTIFICATES.

                     16.3.1....CONTENTS.

           Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (a) that this Lease (and all guaranties, if any) is unmodified and in full force and effect (or, if there have been any modifications, that the same is in full force and effect, as modified, and stating the modifications); (b) that this Lease has not been canceled or terminated; (c) the last date of payment of Basic Rent and Additional Rent and the time period covered by such payments; (d) whether or not there are then existing any breaches or defaults by Landlord known by Tenant under this Lease, and if so, specifying the same and the steps being taken to remedy the same; (e) specifying any setoffs or defenses in favor of Tenant against the enforcement of this Lease (or of any guaranties); and (f) the amount of the security deposit held by Landlord; and (f) such other reasonable statements as required by Landlord, any lender, prospective lender, investor or purchaser. Tenant shall deliver such statement to Landlord within ten (10) business days after Landlord's request. Any such statement by Tenant may be given by Landlord to any lender, prospective lender, investor or purchaser of the Premises and may be relied upon by such party as true and correct.

                     16.3.2....FAILURE TO DELIVER.

           If Tenant does not deliver such statement to Landlord within such ten
(10) business day period, such failure shall constitute an Event of Default under this Lease entitling Landlord to pursue remedies for breach. Further, Landlord, and any lender, prospective lender, investor or purchaser, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Basic Rent or Additional Rent have been paid in advance; and (iv) that Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

           16.4......MORTGAGEE PROTECTION CLAUSE.

           Tenant agrees to give the holder of any Mortgage, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases or otherwise) of the address of such holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then such holder shall have an additional ten (10) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if, within such ten
(10) day period, the holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

                                   ARTICLE 17
                              TERMINATION OF LEASE

           17.1......SURRENDER OF PREMISES.

           At the expiration of the Term, Tenant shall surrender the Premises (including Landlord's Improvements) in the same condition as the same were in on the Commencement Date, reasonable wear and tear, permitted alterations and damage by casualty or condemnation excepted, and shall surrender all keys to the Premises to Landlord's managing agent or to Landlord at the place then fixed for the payment of Basic Rent and shall inform Landlord of all combinations on locks, safes and vaults, if any. Tenant shall at such time remove all of its property therefrom and all alterations and improvements placed thereon by Tenant if so requested by Landlord. Notwithstanding the foregoing, Tenant shall not be required to remove any Alterations installed by Tenant if and to the extent that, at the time Tenant requested Landlord's approval therefor, Tenant further requested Landlord's permission to leave same in the Premises upon expiration of the Term and Landlord gave its written approval to such request. Tenant shall repair any damage to the Premises caused by such removal, and any and all such property not so removed shall, at Landlord's option, become the exclusive property of Landlord or be disposed of by Landlord at Tenant's cost and expense without further notice to or demand upon Tenant. If the Premises are not surrendered as above set forth, Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord) and protect Landlord against, and hold Landlord free and harmless from, any Claim resulting from the delay by Tenant in so surrendering the Premises, including without limitation, any claim made by any succeeding occupant founded on such delay. All property of Tenant not removed on or before the last day of the Term shall be deemed abandoned. Tenant hereby appoints Landlord its agent to remove, at Tenant's cost, all property of Tenant from the Premises upon termination of this Lease and to cause its transportation and storage for Tenant's benefit, all at the sole cost and risk of Tenant and Landlord shall not be liable for damage, theft, misappropriation or loss thereof and Landlord shall not be liable in any manner in respect thereto.

           17.2......HOLDING OVER.

           In the event Tenant remains in possession of the Premises after expiration of this Lease, and without the execution of a new lease, but with Landlord's written consent, it shall be deemed to be occupying the Premises as a tenant from month to month, subject to all the provisions, conditions and obligations of this Lease insofar as the same can be applicable to a month-to-month tenancy, except that the Basic Rent shall be escalated to Landlord's then current basic rent for the Premises according to Landlord's then current rental rate schedule for prospective tenants. In the event Tenant remains in possession of the Premises after expiration of this Lease and without the execution of a new lease and without Landlord's written consent, Tenant shall be deemed to be occupying the Premises without claim of right and Tenant shall pay Landlord for all costs arising out of loss or liability resulting from delay by Tenant in so surrendering the Premises as provided in Section 17.1 and shall pay a charge for each day of occupancy an amount equal to 150% of the Basic Rent and Additional Rent (on a daily basis) due under the terms of the Lease immediately prior to the expiration thereof.

                                   ARTICLE 18
                            MISCELLANEOUS PROVISIONS

           18.1......NOTICES.

           All notices, demands and requests which may be or are required to be given, demanded or requested by either party to the other shall be in writing. All notices, demands and requests shall be sent by United States registered or certified mail, postage prepaid or by an independent overnight courier service, addressed to the addresses specified in the Basic Terms or at such other place as either party may designate to the other party by written notice given in accordance with this section. Notices, demands and requests which shall be given by mail shall be deemed delivered within three (3) business days of deposit with the United States Post Office and if delivered by courier shall be deemed delivered on the next business day after the day of deposit with such courier.

           18.2......LANDLORD'S CONTINUING OBLIGATIONS.

           The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee title of the Property. In the event of any transfer or conveyance of the Property, the then grantor shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided that any funds in the hands of such grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee for payment to Tenant in accordance with this Lease.

           18.3......SUCCESSORS.

           The covenants and agreements herein contained shall bind and inure to the benefit of Landlord, its successors and assigns, and Tenant and its permitted successors and assigns.

           18.4......CAPTIONS AND INTERPRETATION.

           The captions of the Articles and Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, successors or others using the Premises with Tenant's expressed or implied permission.

           18.5......RELATIONSHIP OF PARTIES.

           This Lease does not create the relationship of principal and agent, or of partnership, joint venture, or of any association or relationship between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant.

           18.6......ENTIRE AGREEMENT.

           Any exhibits, riders, addenda and schedules attached hereto shall be incorporated herein as though fully set forth herein. All preliminary and contemporaneous negotiations are merged into and incorporated in this Lease. This Lease Agreement, together with the Exhibits and Riders, contains the entire agreement between the parties. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant.

           18.7......SEVERABILITY.

           If any covenant, condition, provision, term or agreement of this Lease shall, to any extent, be held invalid or unenforceable, the remaining covenants, conditions, provisions, terms and agreements of this Lease shall not be affected thereby, but each covenant, condition, provision, term or agreement of this Lease shall be valid and in force to the fullest extent permitted by Law.

           18.8......LANDLORD'S LIMITED LIABILITY.

           Tenant agrees to look solely to Landlord's interest in the Premises for recovery of any judgment from Landlord, it being agreed that Landlord (and if Landlord is a partnership, its partners, whether general or limited, and if Landlord is a corporation, its directors, officers or shareholders and if Landlord is a limited liability company, its governors, managers or members) shall never be personally liable for any personal judgment or deficiency decree or judgment against it.

           18.9......SURVIVAL.

           All obligations (together with interest on money obligations at the Maximum Rate of Interest) accruing prior to expiration of the Term shall survive the expiration or other termination of this Lease.

           18.10.....ATTORNEYS' FEES.

           In the event of any litigation or judicial action in connection with this Lease or the enforcement thereof or the enforcement of any indemnity obligation hereunder, the prevailing party in any such litigation or judicial action shall be entitled to recover all costs and expenses of any such judicial action or litigation (including, but not limited to, reasonable attorneys' fees, costs and expenditures fees) from the other party.

           18.11.....BROKER.

           Landlord and Tenant each represent and warrant to the other that it has not had any dealings with any realtors, brokers or agents in connection with the negotiation of this Lease except as may be specifically set forth in the Basic Terms and agree to hold the other harmless from the failure to pay any realtors, brokers or agents (other than the Brokers specified in the Basic Terms) and from any cost, expense or liability for any compensation, commission or changes claimed by any realtors, brokers or agents (other than the Brokers specified in the Basic Terms) claiming by, through or on behalf of it with respect to this Lease and/or the negotiation hereof. Landlord agrees to pay all amounts due to the Brokers named in the Basic Terms as a result of this Lease pursuant to separate agreements.

           18.12.....GOVERNING LAW.

           This Lease shall be governed by the laws of the Commonwealth of Virginia. All covenants, conditions and agreements of Tenant arising hereunder shall be performable in the county wherein the Premises are located. Any suit arising from or relating to this Lease shall be brought in the county wherein the Premises are located, and the parties hereto waive the right to be sued elsewhere.

           18.13.....TIME IS OF THE ESSENCE.

           Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

           18.14.....JOINT AND SEVERAL LIABILITY.

           All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

           18.15.....INTENTIONALLY DELETED.

           18.16.....DELIVERY OF TENANT ORGANIZATION DOCUMENTS.

           In the event Tenant is an entity, Tenant shall without charge to Landlord, at any time and from time to time (but not more frequently than once in any 12 month period), deliver the following instruments and documents to Landlord within ten (10) days after written request by Landlord:

                     (a).......Certificate of Good Standing from the state of
                               formation of Tenant and the State, confirming that Tenant is in good standing under the corporate laws governing formation;

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                     (b).......A copy of Tenant's organizational documents and
                               any amendments or modifications thereof, certified as true and correct by an appropriate official of Tenant.

           18.17..... PROVISIONS ARE COVENANTS AND CONDITIONS.

           All provisions, whether covenants or conditions, shall be deemed to be both covenants and conditions.

           18.18.....BUSINESS DAYS.

           As used herein, the term "BUSINESS DAYS" shall mean any day which is not Saturday, Sunday or a Legal Holiday, and "LEGAL HOLIDAYS" shall mean all holidays recognized by the Federal government.

           18.19.....FORCE MAJEURE.

           If Landlord or Tenant shall be delayed or prevented from the performance of any act required hereunder (excluding, however, the payment of money) by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, respect of governmental laws or regulations, or by reason of any order or direct of any legislative, administrative or judicial body, or any government department, or by reason of not being able to obtain any licenses, permissions or authorities required therefor, or other causes without fault or beyond the reasonable control of Landlord or Tenant, performance of such acts by Landlord or Tenant shall be excused for the period of the delay and the period of the performance of any such acts shall be extended for a period equivalent to the period of such delay. Such delays are sometimes referred to in this Lease as "Force Majeure."

           18.20.....SUBMISSION OF LEASE.

           Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease and is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

           18.21.....PARKING.

           Tenant shall be entitled to use, in common with others on a non-reserved basis, four (4) parking spaces serving the Building for each one thousand (1,000) square feet of rentable area contained in the Premises. The foregoing spaces shall be available to Tenant at no additional cost or expense during the initial Term of the Lease or any renewals pursuant to Rider No. 1. Of the foregoing spaces, Landlord shall, at Tenant's election, designate one (1) space for each two thousand (2,000) square feet of rentable area in the Premises (which ratio is equal to that granted to other tenants in the Building) as "reserved" for Tenant's use at a cost of Sixty and No/100 Dollars ($60.00) per space per month, payable with each installment of Basic Rent, and which amount shall be deemed to be Additional Rent hereunder. The reserved spaces shall be in a location mutually acceptable to Landlord and Tenant.

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           18.22.....SIGNAGE.

           Landlord shall, at its sole cost and expense, add Tenant's name to the directory located in the Building lobby, and install Building standard suite entry signage for the Premises.

           18.23.....SECURITY DEPOSIT.

           Contemporaneously with the execution hereof, Tenant shall either pay to Landlord an amount equal to one (1) months' Basic Rent in cash, or deliver to Landlord an unconditional letter of credit, in form, content and drawn on a nationally insured bank reasonably satisfactory to Landlord in the foregoing amount (in either instance, "SECURITY DEPOSIT"). The Security Deposit, if in cash, shall be held by Landlord in a money market account reasonably acceptable to Landlord and Tenant. The interest earned thereon shall become part of the Security Deposit. Landlord shall not be responsible for any loss resulting from the deposit of such cash in a money market account. In the event of a loss of principal, Tenant shall pay to Landlord the amount of such loss within ten (10) days following written request therefor from Landlord to Tenant. Whether the Security Deposit is in cash or by letter of credit it shall be held by Landlord as security for the performance by Tenant of Tenant's covenants and obligations under this Lease. It is expressly understood that the Security Deposit shall not be considered an advance payment of Basic Rent or Additional Rent, or a measure of Landlord's damages in case of a default by Tenant hereunder which is not cured within the applicable cure period provided in this Lease. Additionally, if the Security Deposit is in the form of a letter of credit, unless Tenant delivers to Landlord a replacement letter of credit not less than thirty (30) days prior to the expiration of the exiting letter of credit, Landlord may draw upon such letter of credit and hold the cash therefrom as the Security Deposit. Upon the occurrence of an Event of Default, Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit, if in cash, or draw on the letter of credit and use the cash therefrom to the extent necessary to make good any arrearages of Basic Rent, Additional Rent, or any other damage, injury, expense or liability caused to Landlord by such default of Tenant which is not cured within the applicable cure period provided in this Lease. Following any such application of the Security Deposit, Tenant shall pay to Landlord, within ten (10) days after written demand to Tenant the amount so applied in order to restore the Security Deposit to its original amount.

           Landlord shall assign the Security Deposit to any transferee of Landlord's interest in the Building, which transferee shall accept such assignment and the terms of this Lease in writing, and thereafter Landlord shall have no further liability for the return of the Security Deposit.

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           Landlord and Tenant have signed this Lease on the dates specified adjacent to their signatures below.

Dated: May 4, 1999                 LANDLORD:

                                   Campus Commons, LLC, a Delaware limited
                                   liability company

                                   By: /s/ Joseph S. Rauenhorst
                                       ------------------------------------

                                   Its: President
                                        -----------------------------------


Dated: April 29, 1999              TENANT:

                                   W. Quinn Associates Inc., a
                                   Virginia corporation

                                   By: /s/ Najaf Husain
                                       ------------------------------------

                                   Name:  Najaf Husain
                                          ---------------------------------

                                   Title:  President
                                           --------------------------------



























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